Exhibit 10.20

LEASE OF

LAND AND IMPROVEMENTS

2001 S.E. EVANGELINE THRUWAY, LAFAYETTE, LOUISIANA

LAFAYETTE REGIONAL AIRPORT

by and between

LAFAYETTE AIRPORT COMMISSION

and

PHI AVIATION, LLC

STATE OF LOUISIANA

PARISH OF LAFAYETTE

This Lease of Land and Improvements (“Lease”) is entered into by and between:

LAFAYETTE AIRPORT COMMISSION, a body politic, domiciled in the Parish of Lafayette, Louisiana, herein represented by John E. Hebert, its Chairman, authorized by resolution of said Commission, a copy of which is attached hereto and made apart hereof (hereinafter “LAC”); and

PHI AVIATION, LLC, a Louisiana limited liability company duly authorized and conducting business in the State of Louisiana, herein represented by James Hinch, its Chief Operations Officer and Chief Administrative Officer, duly authorized by resolution of its Board of Managers, a copy of which is attached hereto and made a part hereof (hereinafter “LESSEE”);

each hereinafter referred to individually as “party” and jointly as “parties”; who declared:

Recitals

WHEREAS, LAC, as lessor, and LESSEE, as lessee, are parties to that certain Lease, recorded on April 16, 1999, as original entry no. 99-015231 in the records of Lafayette Parish, Louisiana, as subsequently amended by eight amendments thereto (such Lease, as so amended, being the “Existing Lease”);

WHEREAS, LAC and LESSEE desire to enter into a new lease on the terms and conditions set forth herein to replace the Existing Lease and to terminate the Existing Lease upon the effectiveness of this Lease as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions which follow, the parties hereby agree as follows:

Article 1

Lease of Premises

LAC does hereby lease to LESSEE, and LESSEE does hereby lease from LAC, the following described property:

A portion of that certain parcel(s) of ground and all buildings, improvements and facilities located thereon, being part of the Lafayette Regional Airport property, together with all servitudes appertaining thereto, City of Lafayette and Lafayette Parish, Louisiana, located in Section 43, Township 10 South, Range S East, bearing municipal address of 2001 S.E. Evangeline Thruway, Lafayette, Louisiana 70508, the area which is subject to the exclusive use of LESSEE, which buildings contain a total of approximately 230,926 square feet, more or less, and driveways and parking facilities (but excluding the Training Center), being more fully shown on a leasehold drawing attached hereto and made a part hereof as Exhibit A, hereinafter referred to as the “Premises.”

Article 2

Term

The term of this Lease shall be five (5) years commencing October 29, 2023 (“Effective Date”) and ending October 28, 2028 (“Primary Term”). The parties shall have the option to renew this Lease for two (2) additional, five (5) year option terms (each, an “Option Term”), provided they mutually agree upon the current fair market rental value for the Premises as set forth in Article 3. LESSEE shall give notice to LAC of its intent to exercise or not to exercise an Option Term at least six (6) months prior to expiration of the Initial Term or expiration of the Option Term then in effect. The Primary Term and all exercised Option Terms may be collectively referred to as the “Term” in this Lease.

The Existing Lease is hereby terminated as of the Effective Date; provided, however, that the provisions in the Existing Lease that expressly survive the termination of the Existing Lease shall survive to the extent set forth therein. The parties agree that all indemnity provisions in the Existing Lease shall survive its termination.

Article 3

Consideration

A.	Annual Rental

This Lease is made for and in consideration of the covenants herein contained and a rental in the amount of Six Hundred Twenty-Five Thousand and No/Hundredths Dollars ($625,000.00) per year, subject to the adjustments set forth in this Article 3 (“Rental”), said Rental to be paid monthly on or before the first day of each month in twelve (12) equal monthly installments of Fifty-Two Thousand Eighty-Three and Thirty-Three/Hundredths Dollars ($52,083.33).

The annual Rental shall be adjusted annually, on the anniversary date of this Lease, by the increase in the Consumer Price Index for All Urban Consumers, U.S. City average, Dallas-Fort Worth-Arlington, and Houston-The Woodlands-Sugar Land, as published by the United States Department of Labor, Bureau of Labor Statistics (“CPI”) over the prior year. For the purpose of making the calculation herein described, the base CPI shall be calculated using the published CPI index for the month of July. The change from the base CPI to the CPI for the month of July of the next calendar year will be determined as a percentage increase and such percentage plus one hundred percent (100%) shall be multiplied by the annual Rental herein described and the new annual Rental shall be the product thereof, but in no event will the Consumer Price Index adjustment be greater than five percent (5%) per annum. Said adjusted annual Rental to be paid monthly by the first day of each month in twelve (12) equal monthly installments.

If the Option Term is exercised, LESSEE shall, beginning on the anniversary date of this Lease, for the first year of the Option Term exercised, in lieu of a CPI adjustment, pay, as an annual Rental, the current fair market rental value in twelve (12) equal monthly installments, on the first day of each month, which fair market rental value shall be determined as set forth below. During each subsequent year of the Option Term, the CPI adjustment described in the immediately preceding paragraph shall be applied.

Upon receipt of written notification of LESSEE’s intent to exercise an Option Term (the “LESSEE Notice”), the LAC shall obtain a current fair market rental value appraisal of the Premises, which is to be determined by an appraiser who is licensed in Louisiana, a Member of the Appraisal Institute (MAI), and follows the Uniform Standards of Professional Appraisal Practice in performing the appraisal. LAC shall submit the appraisal to LESSEE upon receipt and review, but in no event less than ninety (90) calendar days prior to the date the Primary Term or then current Option Term will terminate. LESSEE shall have fifteen (15) calendar days from receipt of LAC’s appraisal to either accept the appraisal or notify LAC in writing of its disagreement with the appraisal. If LESSEE notifies LAC in writing of its disagreement with the appraisal, LESSEE may, but will not be required to, submit its own appraisal to LAC, at LESSEE’s cost, no later than forty-five (45) days after LAC receives the notice. If LESSEE fails to submit its own appraisal within the time allowed, LAC’s appraisal shall serve as the basis for the rental amount. In the event LESSEE submits written notice of disagreement with LAC’s appraisal, with or without its own appraisal, LAC and LESSEE may negotiate to attempt to reach a fair market rental amount agreeable to both parties. If LAC and LESSEE are unable to agree to a fair market rental amount, the matter shall be placed on a LAC meeting agenda for further consideration and/or action. In view of the various restrictions on use of property on an airport (i.e., limits on the use of airport property, height restrictions, etc.), appraisers will need to account for such restrictions when comparing on-airport with off-airport commercial nonaeronautical properties in making fair market value determinations.

Rentals shall become delinquent ten (10) days after the date they are due and delinquent payments shall bear interest at the rate of one and one-half percent (l1/2%) per month from date due until paid, in accordance with the Accounts Receivable Payment and Collection Policy, attached hereto and made a part hereof as Exhibit B. In the event said Rental is not paid within the first ten days of each month, LAC shall give, to the LESSEE, notice of said default by Certified Mail, Return Receipt Requested, Postage Prepaid, for which notice the LESSEE agrees to pay to the LAC the sum of Two Hundred Fifty and No/Hundredths ($250.00) Dollars to defray the cost of clerical and legal charges in giving said notice. In the event that the Primary Term hereof shall begin on any day other than the first day of a calendar month, the Rental for any partial calendar month shall be prorated on a daily basis and such prorated rental for the first partial calendar month shall be paid on the date of commencement of the Primary Term of this Lease.

During any period when the Lafayette Regional Airport (“LRA”) shall be closed by any lawful authority, restricting the use of the LRA in such a manner as to interfere with the use of same by LESSEE for its operation, the Rental payments shall abate for the duration of said closure, and in amounts which said closure bear to LESSEE’s operational curtailment, but thereafter shall resume without legal consequence.

B.	Additional Consideration

As additional consideration, LESSEE agrees to perform, at its sole cost and expense, the following improvements to the Premises at a cost of not less than Two Million Five Hundred Thousand and No/Hundredths Dollars ($2,500,000.00) (collectively, the “Improvements”):

1.

Upgrade HVAC Phase III. This upgrade is for automated controller in the Maintenance, Repair, and Overhaul (MRO). This will allow all controls to be operated as well as perform troubleshooting diagnosis from a single computer.

2.	Upgrade boiler and chiller systems (2 units each).

3.	Upgrade/Replace the following split air conditioner units:

a. Facility	Maintenance (1 unit);

b. Warehouse/Blast	Shop (1 unit);

c. Heavy	Ship Hanger Offices (2 units);

d. Deli	(1 unit);

e. Communication	Center (1 unit);

f. Data	Server Room (3 units); and

g. Phone	Room Behind Receptionist (1 unit).

The Improvements shall be performed and respective approval processes shall be followed in accordance with Article 17. LESSEE shall submit the selected contractors’ bids and/or estimates and scope of the work to the LAC for review and approval prior to performing the Improvements, such approval not to be unreasonably withheld, conditioned or delayed. Upon completion of the Improvements, LESSEE shall submit an itemized statement, certified by an officer of LESSEE, showing the actual cost of the Improvements together with billing records reflecting actual costs incurred, including invoices with check vouchers or receipts attached, contractor pay applications, and any other evidence required by the LAC to demonstrate the cost of the Improvements.

If, after LESSEE receives bids or estimates for the Improvements, LESSEE determines that the cost of the Improvements will exceed Two Million Five Hundred Thousand and No/Hundredths Dollars ($2,500,000.00), LESSEE may request a reduction in the scope of the Improvements and/or a reduction in the Rental amount, and LAC will consider and inform LESSEE of its approval or disapproval of the request in writing without unreasonable delay.

LESSEE agrees to complete all of the Improvements no later than two (2) years after the commencement of the Primary Term (“Completion Date”), subject to Force Majeure Events and delays caused by LAC or third parties outside of LESSEE’s control. If LESSEE fails to complete the Improvements by the Completion Date (subject to Force Majeure Events and delays caused by LAC or third parties outside of LESSEE’s control), then on that date the annual Rental shall be adjusted to Two Hundred Percent (200%) of the Rental amount for the period commencing on the Completion Date and ending on the date that the Improvements are completed, and upon completion of the Improvements, the Rental shall return to One Hundred Percent (100%) of the Rental amount previously then in effect.

The Improvements shall become part of the Premises and the property of LAC upon their completion, or upon the earlier termination of this Lease, without cost to LAC. LESSEE’s obligation hereunder to make the Improvements is to be considered as additional Rental for the Premises.

The Improvements shall be deemed complete when the work is sufficiently complete in accordance with the plans and specifications so that the Improvements may be used for their intended purpose.

Article 4

Use and Condition of Premises

The Premises herein leased are to be used as a helicopter transportation, maintenance and repair and office facility. Any operations other than listed above must be approved by the LAC, and may be subject to approval by the Federal Aviation Administration.

LESSEE accepts the Premises and any unimproved land comprising part of the Premises in their “AS-IS” condition as of the commencement date of this Lease, and without expense, ordinary or extraordinary, to the LAC, but without modifying or limiting LAC’s maintenance, repair and restoration obligations expressly set forth in this Lease. Except as otherwise expressly provided in this Lease, LESSEE shall keep the Premises, including, but not limited to, buildings, facilities, systems, improvements and appurtenances, in a neat, clean and habitable condition. LESSEE will remove, or cause to be removed, any debris that may exist thereon from LESSEE, its employees, agents, customers or invitees or its operations at regular, periodic intervals, or more frequently as needed. LESSEE shall not permit the accumulation of waste, trash, or debris on the Premises, nor will LESSEE dispose of, or permit disposal of, any such waste, trash, or debris on LRA property, by LESSEE, its employees, agents or invitees except in proper containers on the Premises for such waste, trash or debris. LESSEE will not allow any waste, trash, or debris, fuels, lubricants, or any other material whatsoever to be discharged onto the Premises, or into any storm or sanitary sewer system by LESSEE, its employees, agents, customers or invitees. Any waste, trash, debris, fuel, lubricants or other material discharged or otherwise put onto said Premises by LESSEE, its employees, agents, customers, representatives, licensees, invitees, patrons or customers shall be promptly removed by LESSEE, at its expense, and in accordance with federal, state and local directives.

The foregoing paragraph shall not be deemed a release of LESSEE from its obligations under the Existing Lease to the extent such obligations survive the termination of the Existing Lease. The parties agree that all indemnity provisions in the Existing Lease shall survive its termination.

LAC shall be the sole judge of adequate compliance with the terms and conditions of the preceding paragraph in its reasonable discretion, and upon notice by LAC to LESSEE, LESSEE, at its sole cost and expense, shall be required to perform such maintenance and repair LAC reasonably deems necessary to remedy any breach by LESSEE of its maintenance and repair obligations herein. LAC reserves the right to conduct periodic inspections of the Premises as set forth in Article 7.

Article 5

Taxes, Assessments And Property Insurance

In addition to the Rentals as herein provided in Article 3, during the Term of the Lease, LESSEE shall pay all taxes and assessments which may be levied by the State of Louisiana and/or any political subdivisions against any improvements LESSEE places on the Premises and/or LESSEE’s operations. LESSEE will, within thirty (30) days after the end of each calendar year, furnish to LAC certification showing that all such taxes and assessments have been paid in full.

LESSEE shall provide its own property insurance covering the Premises as specified in the Insurance Requirements attached hereto and made a part hereof as Exhibit C.

LESSEE is bound not to do or permit any act or omission, which would forfeit the insurance, or increase the rate thereof, on any property of LAC or the contents thereof to whomsoever belonging.

The taxes, assessments, and insurance premiums herein provided to be paid by LESSEE to LAC are considered additional Rentals subject to the Rentals payment provisions of Article 3 and should the LESSEE fail to pay, prior to delinquency, any of said taxes, assessments and/or insurance premiums, the LAC may, but is not obligated to, pay same and recover payment thereof, at once, from the LESSEE, with interest at the rate of one and one-half percent (1 1⁄2%) per month from the date of payment.

Article 6

Utilities

LESSEE shall pay all expenses, ordinary or extraordinary, in connection with its occupancy of the Premises, including but not limited to, water, electricity, gas, sewerage, waste collection services and all similar charges necessary to comply with all the laws and ordinances of the federal, state, and local governments, agencies, and other public bodies, whether now in effect or as may hereafter be adopted or amended.

LESSEE shall be responsible for installation and connection of all utility improvements, if any, necessary for LESSEE’s operations in connection with the Premises. All added utilities shall be underground where feasible. All additional utility needs shall be approved, in writing, by the Executive Director, prior to installation by LESSEE, such approval not to be unreasonably withheld, conditioned or delayed. All utility lines and infrastructure so installed by LESSEE will become the property of LAC, at no cost to LAC, ordinary or extraordinary, at the end of the Term of the Lease in accordance with Article 17 hereof.

LAC reserves the right to enter the Premises for the servicing of its utility meters, facilities and other utility infrastructure which is serving the LRA and/or its tenants, and all of said facilities located on the Premises are to be and remain accessible by LAC, utility employees, and/or persons directed by LAC to maintain, read, and/or service said utility meters, facilities, and other utility infrastructure.

Article 7

Repairs And Maintenance

Except as may be otherwise provided in this Lease, no repair or maintenance shall be due by LAC of any nature. LAC will perform all necessary maintenance, repairs, and/or replacements of the roofs, foundations, footings, exterior and load bearing walls and other structural components of the Premises, unless necessitated by the negligent or intentional acts or omissions of LESSEE, including but not limited to any perforations made in the roofs. LESSEE will perform all other necessary repairs and maintenance, ordinary and extraordinary, to the Premises and any improvements constructed thereon, including non-exclusively and without any limitation whatsoever, necessary repairs, maintenance, and/or complete replacement or reconstruction of the floors, non-load bearing walls, interior and exterior surfaces, electrical, plumbing, and HVAC systems, and Premises parking as required to keep the Premises in as good order as it is upon commencement of this Lease or completion of construction, whichever is later, ordinary wear and tear excepted. The foregoing provision is understood and accepted by LESSEE as absolute. No repairs or maintenance to the Premises, other than ordinary and customary maintenance, may be made without prior written consent of LAC, which consent shall not be unreasonably withheld, conditioned or delayed. All repairs and maintenance made to the Premises must be approved by the State Fire Marshal and the City-Parish of Lafayette Metro Code Authority, when required by said persons, prior to occupancy. Copies of applicable Certificates of Occupancy evidencing such compliance must be submitted to the LAC.

Except as otherwise provided in this Lease, the care, maintenance, and repair of the Premises (other than the portions thereof that LAC is responsible to maintain as set forth herein), ordinary and extraordinary, are assumed by LESSEE, together with all liability for damages resulting from LESSEE’s failure to adequately fulfill said obligations.

Without limiting LAC’s maintenance, repair and restoration obligations set forth in this Lease, LAC will not be liable for any damage to the Premises however caused, whether by bursting of pipes by freezing or otherwise, or by any vices or defects of the Premises or consequences thereof. LESSEE therefore agrees to permit periodic inspections of the Premises for observation of all buildings and improvements by LAC’s consultant. LESSEE shall have the right to have its agent or representative present for such periodic inspections, and LAC and LESSEE agree that such inspections may be conducted by joint walk-through of the Premises. LESSEE further agrees to cooperate fully with LAC and its representatives during the initial annual inspection and subsequent inspections as may be appropriate or necessary. LESSEE also acknowledges its responsibility to undertake all reasonable and necessary recommended or suggested repairs, renovations or replacements in the Premises for which LESSEE is responsible as set forth in this Lease, which recommendations occur as a result of the annual inspection and which repairs, renovations or replacements shall be performed in accordance with a mutually agreed upon schedule of the scope and timing for such work, which schedule shall be provided by LAC and reasonably acceptable to LESSEE as acknowledged by LESSEE and LAC in writing. LESSEE agrees to promptly commence such recommended or suggested maintenance, repairs, replacements, refurbishments, and/or renovations for which LESSEE is responsible as set forth in and diligently pursue such work to completion in accordance with the schedule for such work. In the absence of a mutually agreed upon schedule of the scope and timing for such work, LESSEE shall: (a) perform such work with an estimated cost of $10,000.00 or less within thirty (30) days after receipt of the annual inspection and recommendations, and (b) promptly commence such work with an estimated cost of more than $10,000.00 within thirty (30) days after receipt of the annual inspection and recommendations, and diligently pursue such work to completion within a reasonable time agreed to by LAC, in writing. For purposes of this paragraph, “commence” means, to the extent applicable, requesting quotes or bids for the work from contractors, engaging an architect or engineer, or similar activity needed to complete the work. Failure to do so shall be considered as a violation of the terms of this Lease, allowing LAC to contract for the required or recommended repairs, at LESSEE’s expense, after written notice to LESSEE and LESSEE’s failure to cure such violation within the applicable cure period in Article 19 of this Lease.

At the end of this Lease, LESSEE will return possession of said Premises, appurtenances and improvements, broom cleaned and free of trash, in like good order as received, the usual wear and tear the only exceptions; and remove any and all signs painted or placed in or upon the Premises by LESSEE before leaving. Notwithstanding anything herein to the contrary, maintenance, repairs and restoration to the Premises as a result of fire or other casualty shall be governed by Article 9 of this Lease.

Article 8

Indemnity and Liability Insurance

LESSEE shall at all times carry liability and contractual liability insurance together with such other insurance coverage and in such minimum amounts as specified in the Insurance Requirements attached hereto and made a part hereof as Exhibit C. Notwithstanding anything in this Lease or Exhibit C to the contrary, LAC shall not be named as loss payee or an additional insured on any property insurance policy covering LESSEE’s personal property contents at the Premises, and LESSEE shall be the sole loss payee on any such personal property insurance policies.

To the fullest extent permitted by law, LESSEE shall defend, indemnify, and hold harmless the LAC, the City of Lafayette, the Parish of Lafayette, and the Lafayette City-Parish Consolidated Government, and their respective elected and appointed officials, employees, volunteers, and agents (“LAC Indemnitees”) from and against any and all liability, claims, demands, actions, damages, losses, costs, and expenses (including, without limitation, all reasonable attorney’s fees), whether based in contract, tort, strict liability, equity, or any other concept or theory of liability, arising out of or resulting from the Work or the exercise, discharge or performance of the terms of this Lease, but only to the extent caused by the negligent or intentional acts or omissions of the LESSEE or its employees or agents. In the event that it is determined that such claim, damage, loss, judgment, or expense is caused in part by the negligent or intentional act or omission of a LAC Indemnitee, then LESSEE and the LAC Indemnitee shall each pay their pro-rata shares of the claim, damage, loss, judgment, or expense and costs of defense.

To the fullest extent permitted by law, LAC shall defend, indemnify, and hold harmless the LESSEE, its directors, board members, officers, members, managers, employees, and agents (“LESSEE Indemnitees”) from and against any and all liability, claims, demands, actions, damages, losses, costs, and expenses (including, without limitation, all reasonable attorney’s fees), whether based in contract, tort, strict liability, equity, or any other concept or theory of liability, arising out of or resulting from the Work or the exercise, discharge or performance of the terms of this Lease, but only to the extent caused by the negligent or intentional acts or omissions of the LAC or its employees or agents. In the event that it is determined that such claim, damage, loss, judgment, or expense is caused in part by the negligent or intentional act or omission of a LESSEE Indemnitee, then LAC and the LESSEE Indemnitee shall each pay their pro-rata shares of the claim, damage, loss, judgment, or expense and costs of defense.

Article 9

Destruction of Premises

If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and if the Premises can reasonably be expected to be repaired within nine (9) months from the date of such casualty event, in the reasonable opinion of LAC, then LAC shall repair and restore the Premises to its condition prior to the fire or other casualty within such nine (9) month period (subject to Force Majeure Events and delays for causes beyond LAC’s reasonable control such as delays due to obtaining insurance proceeds provided LAC diligently pursues the same and subject to the availability of insurance proceeds plus any deductibles or other amounts LESSEE is required to pay as set forth in Article 5) and notify LESSEE in writing that LAC will be performing such repairs and restoration within thirty (30) days after the date of such damage or destruction. In such event, this Lease shall remain in full force and effect, and the Rentals for the period during which the Premises or portion thereof are untenantable shall be abated in proportion to the portion of the Premises that was rendered untenantable by such casualty.

If fire or other casualty shall render the whole or any material portion of the Premises untenantable and the Premises cannot reasonably be expected to be repaired within nine (9) months from the date of such casualty event, in the reasonable opinion of LAC, then LAC or LESSEE, by notice in writing to the other, mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice. The Rentals shall be abated for the period during which the Premises are untenantable. Upon such termination of this Lease, any prepaid amounts, including, without limitation, any prepaid Rentals, shall be returned to LESSEE, and neither LAC nor LESSEE shall have any further obligations or responsibilities under this Lease except for any that expressly survive termination of this Lease.

If neither LAC nor LESSEE terminates this Lease pursuant to its rights herein, then LAC shall repair and restore the Premises to its condition prior to the damage or destruction within that time period reasonably necessary for such repair and restoration (subject to Force Majeure Events and delays for causes beyond LAC’s reasonable control such as delays due to obtaining insurance proceeds provided LAC diligently pursues the same and subject to the availability of insurance proceeds plus any deductibles or other amounts LESSEE is required to pay as set forth in Article 5), and the Rentals shall be abated for the period during which the Premises or portion thereof are untenantable in proportion to the portion of the Premises that was rendered untenantable by such casualty. To the extent and during the time that only a portion of the Premises are tenantable and to the extent that LESSEE is able to conduct its business therefrom in a reasonable, safe and businesslike manner, LESSEE shall receive a fair diminution of Rentals based on an estimated percentage of unusable space in the Premises. In no event shall LAC be obligated to repair or restore any signage, equipment or other personal property placed or installed by LESSEE.

Notwithstanding anything set forth in this Lease to the contrary, if the Premises are damaged or destroyed by fire or otherwise in excess of fifty percent (50%) of the full replacement cost of the Premises during the last year of the Primary Term or any then-current Option Term, as applicable, either party shall have the option to terminate this Lease as of the date of such damage or destruction by giving written notice to the other party within sixty (60) days following the date of such damage or destruction; provided, however, if LESSEE has any outstanding option to renew the Term, and the period for exercising such outstanding option to renew has not yet expired, the parties shall attempt to reach an agreement to repair the Premises and exercise the option to renew prior to exercising an option to terminate this Lease, and the deadline to give written notice of termination shall be extended to ninety (90) days following the date of such damage or destruction.

If LAC or LESSEE elects to terminate this Lease pursuant to this Article 9, LESSEE shall provide LAC with any insurance proceeds recovered under the property insurance maintained by LESSEE pursuant to Article 5, less the unamortized portion of the leasehold Improvements based on a straight line amortization of the Improvements over the Primary Term or the Primary Term and Option Term, if the Option Term exercised by the parties.

Article 10

Non-Exclusive Rights

LESSEE, its invitees, employees, agents, and suppliers, shall have and are hereby granted, during the Term of this Lease, the non-exclusive right, in common with others, of ingress and egress to and from the Premises over and across public roadways serving the LRA Said right shall be subject to such ordinances, rules, and regulations as now or may hereafter be adopted and having application at the LRA, whether promulgated by the authority of LAC, City, Parish, State, Federal or any political subdivision thereof, which shall include, but not be limited to the Federal Aviation Administration.

Nothing in this Lease shall be deemed to grant or authorize the granting of any exclusive right or privilege within the meaning of Section 308 of the Federal Aviation Act (49 U.S.C. § 40103(e)) or any other applicable law.

Article 11

Parking Facilities

LAC reserves the right to regulate any and all parking at the LRA and to fix reasonable and nondiscriminatory fees for parking on a daily, weekly, monthly or hourly basis on all LRA property. However, LAC transfers to LESSEE the right to regulate all parking on the Premises and to permit parking thereon only by its invitees, employees, agents, and suppliers. LESSEE agrees to cooperate with LAC to prohibit others from parking on the Premises. Neither LESSEE nor LAC shall fix any fees for parking on a daily, weekly, monthly or hourly basis on the Premises for parking by LESSEE’S invitees, employees and suppliers. In the event that any charges made by LESSEE for parking on the Premises or any allowance given to employees for parking on the Premises, such charges shall be paid to LAC.

Article 12

Ramps, Taxiways, and Aprons

LESSEE’S use of ramps, taxiways and aprons shall be in accordance with LAC polices and the rules and regulations of the FAA each as now in effect, or as hereafter adopted or amended from time to time. In the event repairs are necessary to said ramp and taxiway area, as may be from time-to-time determined by LAC, and certified by LAC’s engineers, LAC shall proceed to make said repairs in accordance with specifications approved by LAC’s engineers. LAC specifically agrees to maintain the access ramp to the Premises in good condition.

Article 13

Use of the Airfield, No Through-The-Fence Access

LESSEE shall have and is hereby granted the right to use, jointly with others, the common portions of the LRA facilities, including runways, taxiways, engine running area, navigation facilities, practice area and aids (collectively, the “Airfield”) in connection with the operation of its business and its aircraft. However, LESSEE shall not have or be granted through-the-fence access from the Premises to the Airfield through the Airfield perimeter fence.

Article 14

Fueling and Service of Aircraft

LESSEE shall be allowed to fuel and service its owned, leased and/or replacement aircraft to the maximum extent permitted by applicable FAA regulations, as now existing or hereafter adopted or amended, including but not limited to FAA Order 5190.6B Sections 9.7(a) and 11.2, and in accordance with LAC Ordinance No. 80-2, with the intent at all times that LESSEE shall not conduct operations as a disguised Fixed Base Operator “FBO”. LAC shall not unreasonably withhold thee permits and approval necessary under LAC Ordinance No. 80- 2 for LESSEE to fuel and service LESSEE’s aircraft. Without limiting the foregoing, LAC acknowledges and agrees that no right or privilege has been granted that would operate to prevent any person, firm or corporation operating aircraft on the LRA from performing any services on its owned, leased and/or replacement aircraft, with its own regular employees, including, but not limited to, maintenance and repairs, that it may choose to perform.

In consideration of the Rental and the other benefits received by the LAC pursuant to this Lease, including but not limited to the obligation of the LESSEE to assume the cost and expense of maintenance and repair of all leased improvements to the extent set forth herein, the LAC agrees to waive the fuel flowage fees established by LAC Ordinance No. 81-2 on fuel used or consumed in connection with the operation of LESSEE’s business during the Term of this Lease. However, for fuel obtained from a Lafayette Regional Airport FBO or other commercial fueling operator, the FBO or other commercial fueling operator will be responsible for paying the fuel flowage fees in accordance with LAC Ordinance No. 81-2.

Article 15

Signs/Outdoor Lights/Advertising Matter

LESSEE is obligated not to display in, on, or about the Premises any sign, advertising matter or decoration, the nature of which, in the sole judgment of LAC is dangerous, unsightly or detrimental to the property. The LAC reserves the right to approve all outdoor signs, lights and advertising matter on the Premises under this Lease. LESSEE agrees that no outdoor signs, lights or advertising matter may be erected without written consent of LAC, which consent shall not be unreasonably withheld, conditioned or delayed. LESSEE must also obtain approval of the Planning and Development Department of the Lafayette City-Parish Consolidated Government to the extent such approval is needed.

If LESSEE desires to have its name placed on LAC’s signage, or desires to change its name on LAC’s signage, LESSEE shall be responsible for all expenses associated with the purchase and installation of the sign panel.

Article 16

Servitudes, Rights-of-Way, and Easements

This Lease is made subject to all existing servitudes, rights-of-way, and easements. LAC reserves the right to grant future servitudes, rights-of-way, and easements across the Premises for utilities, including, but not limited to, electric, gas, sewer, telephone and water, so long as they do not interfere with any existing or proposed improvements. Proposed improvements are defined as those for which LESSEE has notified LAC, in writing, of its intent to construct and the location thereof.

Article 17

Construction of Improvements

LAC hereby gives and grants to LESSEE, the right, at LESSEE’s sole expense (except as otherwise provided in the CEA, if any, and/or any separate agreement between LAC and LESSEE related thereto), to construct the Improvements. No other improvements, additions or modifications to the Premises may be made without prior written consent of LAC (which consent shall not be unreasonably withheld, conditioned or delayed), other than ordinary and customary maintenance and repairs not affecting the roofs, foundations, footings, exterior and load bearing walls and other structural components of the Premises. Rental credit will not be given for any improvements made to the Premises or left on the Premises.

In the event LAC gives and grants to LESSEE, the right, at LESSEE’s sole expense, to erect upon the Premises, such buildings, fixtures, structures, additions and improvements, and to make improvements, additions and/or modifications to the existing facilities, as may be required or desired in connection with LESSEE’s operations hereunder, and to install therein and thereon such equipment and fixtures and facilities as LESSEE may deem necessary or desirable, the plans and specifications of the work shall be submitted to LAC. No improvements, additions and/or modifications shall be commenced until the plans and specifications are approved, in writing, by LAC, and duly initialed by both parties, which approval shall not be unreasonably withheld, conditioned or delayed. The LAC shall approve or disapprove the plans and specifications within ten (10) business days. A “business day” is a day other than a Saturday, Sunday or holiday observed by LAC. The plans and specifications shall include, but are not limited to buildings, approaches, fences, gates, lamps, signs, marquees, works of art and other structures to be erected on the Premises, including architectural renderings showing appearance, type of material and colors proposed for all facilities to be constructed. Additionally, the plans shall show plot plans, object and facility locations and their elevations and shall indicate proposed exterior materials and finishes on all structures and objects. The LAC and its architects and/or engineers shall have the right to inspect the improvements, additions or modifications during and upon completion of construction.

It shall be the responsibility of LESSEE to file all necessary proposed construction and alteration forms with the Federal Aviation Administration for approval, as may be required, and with the Louisiana Department of Transportation and Development.

Following completion of improvements, additions and/or modifications, LESSEE shall cause to be delivered, two (2) complete sets of “As-Built” Plans, which includes, but is not limited to, structural, mechanical, plumbing and electrical systems, to LAC’s Executive Director.

It is specifically understood by the parties that the right of LAC to review and approve the preliminary and final plans and specifications does not, and shall not be construed to place upon LAC any responsibility whatsoever for the safety or functionability of the improvements, additions and/or modifications to be constructed pursuant to the said drawings and specifications. LESSEE specifically assumes all responsibility for the safety and functionability of the designs and specifications submitted by it, and of the improvements, additions and/or modifications constructed pursuant to those designs and specifications, submitted by it, and agrees to defend, indemnify and hold LAC harmless, as provided in Article 8 hereof, from all claims, including the cost of answering and defending said claim, which may be made against LAC as a result of any alleged faulty design or specification. As soon as practicable following completion of the improvements, additions and/or modifications, LESSEE shall submit to LAC an itemized statement, certified by an officer of LESSEE, showing the actual cost of said improvements, additions and/or modifications, and shall, if so required by LAC, produce copies of all invoices and other records in connection therewith.

In order to ensure the completion of the improvements, additions and/or modifications and the payment of all laborers and material suppliers, if and to the extent required by applicable law LESSEE will require each firm, corporation or person with whom it may contract for labor and/or for materials of construction, to furnish performance and payment bonds in the form and by a company reasonably satisfactory to LAC, in the amount required by applicable law. Said performance and payment bonds, if any, shall comply with the coverage requirements and conditions in the applicable laws of the State of Louisiana. Copies of said bonds, if any, shall be supplied to LAC and subject to the written approval of LAC, which approval shall not be unreasonably withheld, conditioned or delayed. Any sum or sums derived from said performance and payment bonds shall be used for the completion of said construction and the payment of laborers and material suppliers. LAC, however, reserves the right to waive any requirements of the said performance or payment bonds, where not required by law, and to accept, in lieu thereof, such guarantee or letter of credit, by an acceptable lending institution, in favor of LAC, the acceptability of any such institution, LAC, in its sole discretion, shall determine.

Except as permitted in this paragraph, the LESSEE shall not suffer or permit any mechanics’ liens or other liens to be enforced against the LAC’s ownership interest in the Premises nor against the LESSEE’s leasehold interest in the Premises by reason of a failure to pay for any work, labor, services, or materials supplied or claimed to have been supplied to the LESSEE or to anyone holding the Premises or any part thereof through or under the LESSEE. If any such mechanics’ liens or materialmen’s liens shall be recorded against the Premises, the LESSEE shall cause the same to be released of record or, in the alternative, if the LESSEE in good faith desires to contest the same, the LESSEE shall be privileged to do so, but in such case the LESSEE hereby agrees to indemnify and save the LAC Indemnitees, harmless from all liability for damages occasioned thereby and shall in the event of a judgment of foreclosure on said mechanics’ lien, cause the same to be discharged and released prior to the execution of such judgment. In the event the LAC reasonably should consider the LAC’s interest in the Premises endangered by any such liens and should so notify the LESSEE and the LESSEE should fail to provide adequate security for the payment of such liens, in the form of a surety bond, cash deposit or cash equivalent, or indemnity agreement reasonably satisfactory to the LAC within thirty (30) days after such notice, then LAC, in its sole discretion, may discharge such liens and recover from the LESSEE immediately, as additional Rental under this Lease, the amounts paid, with interest thereon from the date paid by LAC until repaid by the LESSEE at the rate of one and one-half percent (1 1⁄2%) per month.

At its sole expense, LESSEE will ensure that all construction to be undertaken as provided herein will meet or exceed all U. S. Environmental Protection Agency (EPA) and Louisiana Department of Environmental Quality (DEQ), and/or Lafayette City-Parish Consolidated Government regulations and requirements including but not limited to those regarding underground and aboveground storage tanks and associated facilities and storm water discharge on or from any part of the Premises. LESSEE will coordinate with and inform LAC of proposed actions to meet these compliance standards.

Upon completion of the constructed improvements, additions and/or modifications, LESSEE shall submit to LAC a certified copy of the Certificate of Substantial Completion, and a certified copy of any certificate or permit which may be required by any Federal, State or local government or agency in connection with the completion or occupancy of the improvements, additions and/or modifications by LESSEE.

Upon completion of the constructed improvements or additions, LESSEE agrees to perform, at its sole cost and expense, a post-construction survey of the Premises, using the LRA’s Primary Airport Control Station (PACS) as a control, in accordance with the recommendations and requirements of the Federal Aviation Administration expressed in Advisory Circular Nos. 150/5300-16B and 150/5300- l SB, or their equivalents if superseded. LESSEE shall provide the results of this post-construction survey to LAC no later than thirty (30) days after completion of the constructed improvements or additions.

LAC agrees that any/all improvements, additions and/or modifications constructed and placed upon or made to the Premises during the Term, at LESSEE’s sole expense, shall remain the property of LESSEE during the Term of this Lease, except as otherwise provided herein.

LESSEE agrees to keep all improvements, additions and/or modifications placed upon or made to the Premises by LESSEE in a good state of repair in accordance with Article 7 hereof. All maintenance and repair of said improvements, additions and/or modifications during the Term shall be at the sole expense of LESSEE, ordinary and extraordinary.

Except as otherwise provided in this Lease, all improvements, additions and/or modifications located on the Premises shall become the property of LAC at the expiration of the Term, or upon the earlier termination of this Lease, and these improvements, additions and/or modifications shall include, but not be limited to, all heating and air conditioning equipment located on the Premises for the purposes of heating and cooling the buildings and improvements placed thereon.

Article 18

Environmental

LESSEE shall comply with the Environmental Policy attached hereto and made a part hereof as Exhibit E.

At the Effective Date of this Lease, certain recognized environmental conditions were present at the Premises according to the Phase I Environmental Site Assessment (ESA) prepared by EDI Environmental Services, Inc. on October 23, 2023, an electronic copy of which is attached hereto in electronic format on a USB drive as Exhibit F.

Prior to the expiration, or upon the earlier termination, of this Lease, LESSEE shall engage an independent environmental consultant acceptable to and meeting all requirements of the U.S. Environmental Protection Agency and the Louisiana Department of Environmental Quality to perform a Phase II Environmental Site Assessment (ESA) of the Premises. Copies of all approvals, reports, findings, recommendations, and certifications in connection with the ESA shall be promptly provided to LAC. These requirements shall survive the expiration or termination of this Lease.

Article 19

Conditions of Default

It is expressly understood and agreed that in the event LESSEE fails to make any Rental payments when due and such failure has not been cured within ten (10) days after written notice to LESSEE of such default, or in the event LESSEE fails to perform any other non-monetary obligation, term or condition herein set forth for which LESSEE is responsible and such failure has not been cured within thirty (30) days after written notice to LESSEE of such default or such longer period as may be reasonably necessary to cure such non-monetary default provided that LESSEE has commenced such cure within such thirty-day period and thereafter diligently pursues such cure to completion, then LESSEE shall, without further notice or demand, be in default.

Upon the filing of a bankruptcy, receivership, or respite petition filed by or against LESSEE and which proceeding, if filed against LESSEE, is not dismissed within ninety (90) days, or upon LESSEE’s suspension, failure or insolvency, or should LESSEE make an assignment for the benefit of creditors, or should the Premises be vacated or abandoned by LESSEE (provided that LESSEE shall not be deemed to have vacated or abandoned the Premises so long as all Rentals and other obligations of LESSEE are paid and performed under this Lease and LESSEE has not removed personal property or goods from the Premises to the prejudice of the LAC’s lien, less and except any personal property subject to a creditor’s or vendor’s lien previously filed or hereafter consented to by LAC in writing as set forth in Article 20), or should LESSEE, at any time, be convicted or found liable by a court of competent jurisdiction of using the Premises or any portion thereof for any illegal or unlawful purpose, then and in any of said events, LESSEE shall ipso facto be in default without any notice or demand by the LAC.

Article 20

Rights of LAC Upon Default

Upon LESSEE’s default, the LAC shall have the option either to at once demand the entire Rental for the whole unexpired Term of this Lease, or to terminate the Lease. If LAC terminates the Lease, LAC, its agent, or attorney, shall have the right, without further notice or demand, to re-enter and remove all persons and property therefrom in accordance with applicable law without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or breach of contract, and re-let the same for the remainder of the Term at the best Rental LAC, its agent, or attorney, may obtain, for the account of the LESSEE, who shall make good any deficiency, and LAC shall have a lien, as security for the Rental aforesaid, upon all the goods, wares, chattels, domiciled, fixtures, furniture, tools and other personal property of LESSEE which may be on the Premises, less and except any personal property subject to a creditor’s or vendor’s lien previously filed or hereafter consented to by LAC in writing, such consent not to be unreasonably withheld, conditioned or delayed. LESSEE shall remain responsible for all damages or losses suffered by LAC due to a default by LESSEE under this Lease.

Upon LESSEE’s default, all improvements on the Premises shall become the property of LAC, except as may be hereinabove set forth, in full ownership, at no cost to LAC.

No default or waiver by the LAC of any of the terms, conditions, covenants or agreements hereof to be performed, kept, or observed, by the LESSEE, shall be construed or act as a waiver of any subsequent default of any of the terms, covenants, conditions, and agreements herein contained to be performed, kept, or observed, by the LESSEE, and LAC shall not be stopped from later enforcing any of the terms and conditions of this Lease.

Article 21

Assignment/Sublease

LESSEE shall not assign or sublease all or any portion of the Premises without the prior written consent of the LAC, which consent shall not be unreasonably withheld. Any issuance, sale or transfer of ownership interest by LESSEE or its members which changes the majority ownership of LESSEE will be considered an assignment. In the event that LAC does authorize LESSEE to assign all of the Premises, all considerations and Rentals payable under said assignment for the use of land and improvements shall be paid directly to LAC and LESSEE shall not retain any portion thereof. LAC’s approval of a sublease or assignment shall, in no event, release LESSEE herein from its obligations under this Lease without LAC’s express written consent to such release.

Article 22

Right of Entry

The LAC may enter upon the Premises leased to the LESSEE at any reasonable time, and for any purpose necessary, incidental to or connected with, the performance of the LESSEE’s obligations under this Lease or in the exercise of LAC’s function as operator of the LRA.

LESSEE hereby agrees that the LAC, its officers, employees, agents, contractors, subcontractors and other representatives shall have the right to enter upon the Premises, during regular business hours, or at any time in the case of an emergency, for the following nonexclusive purposes; to perform essential maintenance, repair, relocation and removal of existing underground or overhead wires, pipes, drains, cables, and conduits now located on or across the Premises, and to construct, maintain, repair, relocate and remove such facilities in the future if necessary to carry out the master plan of development of the LRA. In the event of any such entry by LAC, LAC shall use commercially reasonable efforts to minimize interference with LESSEE’s use of the Premises and business operations and shall promptly repair and restore any damage to the Premises or any improvements or other property of LESSEE caused by any such work performed by or for LAC to cause the Premises to be in substantially the same condition that existed prior to such work by or for LAC, ordinary wear and tear excepted. LESSEE shall be entitled to a credit for Rentals due under this Lease for the period, if any, that LESSEE is prevented from using the Premises in whole or in part due to any such work by or for LAC, such credit to be proportionate to the portion of the Premises LESSEE is unable to use, determined on a square footage basis.

Article 23

Right of Flight

The LAC reserves the right of flight for the passage of aircraft above the surface of the Premises, together with the right to cause in such airspace such noise as may be inherent to the operation of aircraft now known or hereafter used; and the LAC reserves the right of using said airspace for landing at, taking off from, or operating aircraft on the LRA.

Article 24

Obstructions

The LAC reserves the right to take any action it considers necessary to protect the aerial approaches of the LRA against obstructions, together with the right to prevent LESSEE from erecting or permitting to be erected, any building or other structure on or adjacent to the LRA which, in the sole opinion of the LAC, and in its absolute discretion, would limit the usefulness of the LRA or constitute a hazard to aircraft. LESSEE agrees that no lighting, signs or advertising matter may be erected without the consent of LAC. Upon default of this covenant, LAC maintains the right of entry onto the Premises, and removal of said lighting, sign, and/or advertising matter, at the sole cost and expense of LESSEE. LESSEE takes cognizance of the zoning ordinances adopted by the Lafayette City-Parish Consolidated Government and any other laws, regulations, rules, orders, and ordinances regulating the height of structures and objects of natural growth within approach zones and conical zones around the LRA.

LESSEE acknowledges that the Premises were obstruction free when leased. LESSEE hereby agrees that this Lease is subject to all of the rules and regulations of the LAC and of the Federal Aviation Administration and any amendments thereto. LESSEE agrees to permit LAC to install, maintain, and operate proper obstruction lights positioned according to the Federal Aviation Administration on any part of the Premises or improvements and agrees to reimburse the LAC for the cost of such installation.

Article 25

Nondiscrimination

LESSEE shall comply with the Nondiscrimination provisions attached hereto and made a part hereof as Exhibit G.

Article 26

Improvements to LRA

The LAC reserves the right to further develop or improve the areas of the LRA as it sees fit, and without interference or hindrance from LESSEE. LESSEE will accommodate construction schedules provided by the LAC and understands and agrees that construction at or around the Premises may interfere with LESSEE’s activities. In the event of any such entry by LAC, LAC shall use commercially reasonable efforts to minimize interference with LESSEE’s use of the Premises and business operations and shall promptly repair and restore any damage to the Premises or any improvements or other property of LESSEE caused by any such work performed by or for LAC to cause the Premises to be in substantially the same condition that existed prior to such work by or for LAC, ordinary wear and tear excepted. LESSEE shall be entitled to a credit for Rentals due under this Lease for the period, if any, that LESSEE is prevented from using the Premises in whole or in part due to any such work by or for LAC, such credit to be proportionate to the portion of the Premises LESSEE is unable to use, determined on a square footage basis.

Article 27

Holdout / Surrender of Premises

Any holdout or occupancy of the LESSEE after the expiration of the Term of this Lease shall not be deemed a tacit reconduction of this Lease, but shall be a month-to-month lease which may be terminated by either party by compliance with the laws of the State of Louisiana relative to the termination of month-to-month lease.

At the expiration or earlier termination of this Lease, LESSEE is obligated to immediately surrender possession, and should LESSEE fail to do so it consents to pay, as liquidated damages, two (2) times the daily Rental rate for each day of such failure, with reasonable attorney fees, costs, and expenses. LESSEE also expressly waives any notice to vacate, at the termination of this Lease, and all legal delays, and hereby confesses judgment, with reasonable attorney fees, costs, and expenses, placing LAC in possession. Should LAC allow or permit LESSEE to remain in the Premises after the termination of this Lease, this shall not be construed as a reconduction of this Lease.

Subject to the provisions of Article 19 and Article 20, all equipment and personal property placed by LESSEE in or on the Premises shall remain the property of LESSEE and may be removed from the Premises by LESSEE at any time during the Term of this Lease; provided, however, that all equipment or property placed by LESSEE on the Premises and affixed thereto so that it may not be removed without damage to the Premises or any improvements thereon which cannot be repaired by LESSEE, shall not be removed by LESSEE at any time and shall become and remain a part of the Premises in accordance with this Lease and, at the expiration or earlier termination of this Lease, become the property of the LAC. At the expiration or earlier termination of this Lease, all permanent improvements located on the Premises shall become the property of LAC and these improvements shall include, but not be limited to, all heating and air conditioning equipment located on the Premises for the purposes of heating and cooling the building and improvements placed thereon.

LESSEE is bound, at the expiration or earlier termination of this Lease, to return possession of said Premises and appurtenances, broom-cleaned and free of trash, in like good order as received, ordinary wear and tear excepted, to replace all broken glass, and to remove any and all signs painted or placed in or upon the Premises by LESSEE before leaving.

Article 28

Security Requirements

LESSEE agrees that the Security Requirements attached hereto and made a part hereof as Exhibit H constitute a continuing obligation and condition of this Lease, and, in addition to the information originally provided, LESSEE agrees to provide supplemental employee security data, subsequent to the date of commencement of this Lease, and throughout the Term of the Lease, for all of LESSEE’s employees at LRA.

LESSEE shall be held responsible for the securing of its Premises herein leased. LESSEE further agrees to positively support and comply with the LRA’s Security Program, as it may now exist or hereafter be amended, and, pursuant thereto, LESSEE will execute the necessary documents required to comply with LAC ordinances and Federal Aviation Administration regulations. Those parts of the LRA’s Security Program that are applicable to LESSEE’s operations and/or the Premises, and any amendments thereto, will be made available to LESSEE, but only to the extent permitted by the Transportation Security Administration or its successor.

Failure of LESSEE to comply with said ordinances and/or regulations, which failure results in fines being imposed upon the LAC, shall result in the obligation of LESSEE to immediately reimburse and indemnify the Lafayette Airport Commission for said fines in accordance with Article 8, hereof

Article 29

Legal and Regulatory Compliance

LESSEE shall, at all times, and at its own expense, comply with all LAC ordinances, policies, rules, and regulations, and all federal, state, and local laws, regulations, rules, ordinances, orders, policies, and other regulatory measures now in existence or, as may be hereafter adopted, modified or amended, applicable to the Premises or the operations of LESSEE.

LESSEE hereby agrees further to be bound to positively support and comply with any LRA “Airport Security Program,” “Airport Emergency Plan,” and/or LRA “Airport Certification Manual” now in existence or, as may be hereafter adopted, modified or amended, and thereafter provided to LESSEE.

Failure of LESSEE to comply with said laws, regulations, rules, ordinances, orders, policies, or other regulatory measures, which failure results in fines or penalties being imposed upon the LAC, shall result in the obligation of LESSEE to immediately reimburse and indemnify the Lafayette Airport Commission for said fines or penalties in accordance with Article 8, hereof.

Article 30

Subordination

This Lease shall be subordinate to the provisions of any existing or future agreement between the LAC and the United States of America (hereinafter “United States”), relative to the operation or maintenance of the LRA, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the LRA. This subordination includes, but is not limited to, the right of the LAC, during times of war or national emergency, to lease the landing area, or any part thereof, to the United States for military or naval use, and if such lease is executed, the provisions of this Lease, insofar as they are inconsistent with the provisions of the lease to the United States, shall be suspended. This Lease, is also subordinate to all reversionary clauses that may now exist in favor of the United States, and in the event that the United States exercises any rights it may have to the Premises conveyed herein, then this Lease will be rendered null and void without any prejudice to LAC whatsoever.

Article 31

Notices

Any notice to be given by either party to this Lease shall be in writing and shall be sent by certified or registered U.S. Mail, private express courier, electronic mail, or hand-delivered, postage or charges prepaid, addressed to the party at the address provided below, or at such other address as such party may have substituted therefor by proper notice to the other. Notice shall be deemed effective upon delivery. Electronic mail shall be deemed delivered once receipt is confirmed.

If to LAC:

Lafayette Airport Commission

Attn: Executive Director

200 Terminal Drive, Suite 200

Lafayette, Louisiana 70508

If to LESSEE:

PHI Aviation, LLC

Attn: Chief Operations Officer

2001 S.E. Evangeline Thruway

Lafayette, Louisiana 70508

Article 32

Attorney Fees

Should LAC institute legal proceedings to enforce the terms or conditions of this Lease, LAC shall be entitled to recover all of its reasonable attorney’s fees, costs, and other expenses incurred.

In the event LESSEE requests an amendment, addendum, or other modification to this Lease and it is approved by LAC, LESSEE shall reimburse LAC for its reasonable attorney’s fees and recording fees incurred in connection with the amendment, addendum, or modification.

Article 33

Representations

All terms and conditions with respect to this Lease, are expressly contained herein, including exhibits and appendices of whatever nature, and LESSEE agrees that no representative or agent of the LAC has made any representation or promise with respect to this Lease, not expressly contained herein. LESSEE further agrees that it has made no misrepresentation in any statement or application made during the preparation, negotiation or execution of, this Lease.

Article 34

Successors and Assigns

This Lease shall be binding upon the parties hereto, their successors, assigns, and legal representatives and sub-lessees and/or assignees.

Article 35

General Provisions

A.	Severability

The parties intend all provisions of this Lease to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction find any provision to be unenforceable as written, the parties intend and desire that the court should reform the provision so that it is enforceable to the maximum extent permitted by law. If, however, the court should find such provision to be illegal, invalid or unenforceable and not subject to reformation, the court shall sever such provision. In such event, this Lease shall be construed and enforced as if such illegal, invalid or unenforceable provision was never a part hereof, and the remaining provisions of this Lease shall remain in full force and effect.

B.	Survivability

The provisions of this Lease that by their nature and content are intended to survive the performance hereof, shall so survive the completion and expiration/termination of this Lease.

C.	Joint Drafting

This Lease shall be deemed for all purposes prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the preparation, drafting, submittal or other event of negotiation, drafting or execution of this Lease.

D.	Entire Agreement

This Lease constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes and terminates any prior oral or written agreement with respect to the subject matter hereof. No changes or modifications of this Lease shall be effective unless reduced to writing and signed by the parties.

E.	Governing Law

This Lease shall be interpreted and construed, and the legal relations created herein shall be determined, in accordance with the laws of the State of Louisiana, without regard to its conflict of law provisions.

F.	Venue

Any suit, action or other proceeding relating to or in connection with this Lease shall be brought and maintained exclusively in any state or federal court located in Lafayette Parish, State of Louisiana. Each of the parties hereby expressly and irrevocably submits to the jurisdiction of such courts for the purposes of any such action and expressly and irrevocably waives, to the fullest extent permitted by law, and agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that the venue of the suit, action or proceeding is improper, or that the suit, action or proceeding is brought in an inconvenient forum.

G.	Force Majeure

Neither party shall be liable for any failure or delay in the performance of its obligations to the extent due to causes beyond the reasonable control of the party affected (“Force Majeure Event”), including but not limited to: act of God; war (declared or undeclared) or war-like action; terrorism, sabotage, insurrection, riot or other act of civil disobedience (actual or threatened); strike, walkout, or other labor shortage; governmental action (civil or military); explosion, power shortage or outage, fuel shortage, embargo, congestion or service failure; epidemic, pandemic, or other public health emergency; natural disaster; inclement weather; fire (naturally occurring or manmade); flood (naturally occurring or manmade); tidal surge or tsunami; landslide; drought; hurricane; tornado; storm; or earthquake. If any Force Majeure Event occurs affecting a party’s whole or partial performance under this Lease, the affected party will give prompt written notice to the other party and will use commercially reasonable efforts to minimize the impact of the Force Majeure Event.

H.	Exhibits

Exhibits A through H, attached hereto, are made a part of this Lease as if fully set forth herein. In the event of a conflict in the terms of this Lease and an exhibit attached hereto, the terms of this Lease shall govern.

I.	Headings

The headings of articles or paragraphs of this Lease are merely for convenience of reference and have no substantive significance and shall be disregarded in the interpretation of this Lease.

J.	Recitals

The Recitals are incorporated herein as if restated in their entirety.

K.	Counterparts

This Lease may be executed in any number of counterparts, all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned party hereto has executed this Lease on the 1st day of November, 2023, in multiple originals, in the presence of the undersigned competent witnesses and Notary, after due reading of the whole.

WITNESSES:	LAFAYETTE AIRPORT COMMISSION

/s/ Steven L. Picou	By:	/s/ John E. Hebert
Signature		John E. Herbert, Chairman
Print Name: Steven L. Picou

/s/ Karen Hardy
Signature
Print Name: Karen Hardy

/s/ Kent Hanes
NOTARY PUBLIC	Kent Hanes
Print Name: Kent Hanes	Notary Public - #13761
Notary/Bar Roll No.: 13761	Lafayette Parish, LA
My Commission Expires: At death	Commission Expires at Death

IN WITNESS WHEREOF, the undersigned party hereto has executed this Lease on the 28th day of October, 2023, in multiple originals, in the presence of the undersigned competent witnesses and Notary, after due reading of the whole.

WITNESSES:	PHI AVIATION, LLC

/s/ Chanse P. Watson	By:	/s/ James Hinch
Signature		James Hinch, Chief Operations Officer
Print Name: Chanse P. Watson

/s/ Jeff Skinner
Signature
Print Name: Jeff Skinner

/s/ Laurie E. Hargroder
NOTARY PUBLIC
Print Name: Laurie E. Hargroder
Notary/Bar Roll No.: 66656
My Commission Expires: at death

LAURIE ELIZABETH HARGRODER Notary Public Notary ID 66656 Lafayette Parish, Louisiana My Commission Expires at Death

AFFIDAVIT

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, the undersigned authority, came and appeared John E. Hebert, who first being by me duly sworn, did depose and state that he is the Chairman of the Lafayette Airport Commission, that said instrument was signed on behalf of said Lafayette Airport Commission by authority of its Commissioners and that he acknowledged said deed of said Lafayette Airport Commission instrument to be the free act and deed of said Lafayette Airport Commission.

/s/ John E. Herbert
John E. Herbert

SWORN TO AND SUBSCRIBED before me, Notary, on this 1st day of November, 2023.

/s/ Kent Hanes
NOTARY PUBLIC
Print Name: Kent Hanes
Notary/Bar Roll No.: 13761
My Commission Expires: at death

Kent Hanes Notary Public - #13761 Lafayette Parish, LA Commission Expires at Death

AFFIDAVIT

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, the undersigned authority, came and appeared James Hinch, who first being by me duly sworn, did depose and state that he is the Chief Operations Officer and Chief Administrative Officer of PHI Aviation, LLC, that said instrument was signed on behalf of said PHI Aviation, LLC, by authority of its Board of Managers and that he acknowledged said instrument to be the free act and deed of said PHI Aviation, LLC

/s/ James Hinch
James Hinch

SWORN TO AND SUBSCRIBED before me, Notary, on this 28 day of October, 2023

NOTARY PUBLIC
Print Name: /s/ Laurie E. Hargroder
Notary/Bar Roll No.: Laurie E. Hargroder
My Commission Expires: at death

LAURIE ELIZABETH HARGRODER Notary Public Notary ID 66656 Lafayette Parish, Louisiana My Commission Expires at Death

RESOLUTION#

LAFAYETTE AIRPORT COMMISSION

LAFAYETTE AIRPORT COMMISSION LAFAYETTE REGIONAL AIRPORT	200 Terminal Drive, Suite 200 Lafayette, LA 70508-2159 (P) 337-703-4800 (F) 337-703-4983 (E) airport@lftairport.com

An extract from the Minutes of the Lafayette Airport Commission, Lafayette, Louisiana, taken at a Regular Meeting, held on September 13, 2023 at five-thirty (5:30 p.m.) o’clock.

Resolution No. #2023-09-Rl-04

VIII.	Scheduled Business – Discussion Item

1.

PHI Aviation Lease Agreement-Authorizing Chairman to Sign Lease Agreement – Discussion/Action – Executive Director Picou stated PHI Aviation’s current lease agreement for its main infrastructure property expires on October 29, 2023. The LAC is negotiation the terms of a new lease agreement with PHI Aviation for the property. Authorization is requested allowing the Chairman to sign the new lease agreement once the terms are agreed upon.

RESOLUTION - #2023-9-Rl- 04- PHI Aviation Lease Agreement – Authorizing Chairman to Sign Lease Agreement – Discussion/Action

MOTION: Vice Chairman Pierre moved to accept PHI Aviation’s Lease Agreement-Authorizing Chairman to Sign Lease Agreement. The motion was seconded by Commissioner Breaux and the vote was as follows:

AYES: Pierre; Segura, Breaux, Hurd, Schilling, Edmond

NAYS:         None

ABSENT: None

MOTION CARRIES

IN FAITH WHEREOF, I have hereunder set my hand and the official seal of the Lafayette Airport Commission, Lafayette, Louisiana, on the 14th day of September, 2023.

/s/ Steven L. Picou
Steven L. Picou, A.A.E., A.C.E.
Executive Director

PHI AVIATION, LLC

Secretary Certificate

I, Richard Rome, the undersigned Secretary of PHI Aviation, LLC (the “Company”), do hereby certify that the below resolution is a true resolution adopted at the October 26, 2023 Board of Managers meeting.

After further discuss ion, on motion duly made and seconded, the Board adopted the following resolution:

RESOLVED, that James Hinch, the Chief Operations Officer and Chief Administrative Officer of the Company (the “Authorized Officer”), is hereby authorized, empowered and directed in the name and on behalf of the Company to negotiate, execute and deliver all agreements, documents, certificates and instruments necessary or appropriate to effectuate the lease agreement entered into by and between the Lafayette Airport Commission and the Company, dated October 26, 2023, all in such form as the Authorized Officer may deem necessary or advisable, in his sole discretion, such necessity or advisability to be evidenced by his execution and delivery thereof.

Lafayette, Louisiana, this 26th day of October, 2023.

  /s/ Richard Rome

EXHIBIT B

LAFAYETTE AIRPORT COMMISSION

ACCOUNTS RECEIVABLE PAYMENT AND COLLECTION POLICY

Adopted January 11, 1983 / Effective January 12, 1983

As Amended March 09, 1995 / Effective May 01, 1995

As Amended June 05, 1997 / Effective August 01, 1997

As Amended May 13, 2015 / Effective May 14, 2015

Accounts with the Lafayette Airport Commission are, henceforth, to be paid in accordance with the requirements below:

1. For those accounts whose payments are stipulated in a contract, lease or any other written form of agreement, or otherwise stipulated by ordinance, regulation, resolution, mandate or statute duly adopted by the Lafayette Airport Commission, the payments are to be made as specified therein.

A.

In the event that payment(s), as specified herein above, are not received by the Lafayette Airport Commission accordingly, the collection of said payments, and any other costs which may be incurred or are otherwise incidental in the collection thereof by the Lafayette Airport Commission, will be pursued until satisfied, all within applicable Statutory provisions and as specified in the Contract and/or Ordinance.

B.

In the event that collection procedures are necessitated or otherwise undertaken, the notice of collection will be developed, conveyed, served or otherwise rendered to the delinquent account in accordance with the Contract and/or Ordinance and with the prior approval of the Executive Committee and/or the Lafayette Airport Commission.

C.	In addition, a charge of one and one-half percent (1 1⁄2%) per month, from the date payment was due, will be applied to the principal amount due until paid.

2. For those accounts whose payments are not stipulated in any contract, lease or any other written form of agreement or otherwise stipulated by any Ordinance, Regulation, Resolution, Mandate or Statute adopted by the Lafayette Airport Commission, the payments are to be made as follows:

A.	The net amount is due and is to be paid within thirty (30) days of invoicing by the Lafayette Airport Commission.

B.	In the event that payment is not received by the Lafayette Airport Commission as specified in 2.A. above, late payment charges will be applied as follows:

(1).	A charge of one and one-half percent (1 1⁄2%), per month, from the date payment was due, will be applied to the principal amount due until paid.

(2).	Additionally, an administrative charge, in the amount of $250.00, for the handling of the past due payment will be applied to the principal amount due.

C.

In the event that payment(s), as specified in 2.A. and 2.B.(l) above, are not received by the Lafayette Airport Commission accordingly, the collection of said payments and any other costs which may be incurred or are otherwise incidental in the collection thereof by the Lafayette Airport Commission, will be pursued as follows:

(3).	A Notice of Collection, requiring full payment of all charges, as hereinbefore specified in 2.A., 2.B.(1), and 2.C. above, to the Lafayette airport Commission, within ten (10) days will be rendered to the delinquent account, with copies of the notice of collection delivered to the Executive Committee Chairman and the General Counsel of the Lafayette Airport Commission.

(4).

If full payment of the charges as specified in 2.C.(l) above are not received by the Lafayette Airport Commission within ten (10) days of receipt of the Notice of Collection, if the account is not otherwise cleared, or the Lafayette Airport Commission has not received written notice by the account owner disputing the charges, action will be taken as set forth in paragraph 2.C.(3) below. If a written notice disputing the charges has been received, then the Lafayette Airport Commission’s General Counsel and the Chairman of the Executive Committee of the Lafayette Airport Commission will be so advised and further direction from them will be followed.

(5).

In the event that action specified in 2.C.(2) above, does not ultimately result in payment or clearing of the account, the Lafayette Airport Commission will file suit, institute eviction proceedings and/or institute any other action available to, and directed by, the Lafayette Airport Commission, until the matter is satisfied in full.

/s/ STEVEN L. PICOU, A.A.E.
EXECUTIVE DIRECTOR

EXHIBIT C

INSURANCE REQUIREMENTS 2022

FOR THE LAFAYETTE REGIONAL AIRPORT

Adopted by Resolution Number 2020-1-Rl-02 on January 8, 2020

Adopted by Resolution Number 2022-07-Rl-04 on July 13, 2022

The following Specifications are designed to cover the most common minimum insurance requirements for standard contracts and agreements entered into with the LAFAYETTE AIRPORT COMMISSION (LAC). Non-standard agreements may require additional coverage and/or higher limits. Coverage Amounts required for non-standard agreements are to be determined on a case-by-case basis.

Insurance Requirements

Without limiting indemnification, any contractor, vendor, or lessee/tenant (hereinafter, the “CONTRACTOR”) shall procure and maintain insurance against claims for injuries to persons or damages to property which may arise from or in connection with the performance of the CONTRACTOR, its agents, representatives or employees. The LAC shall retain the right at any time to review the coverage, form, and amount of the insurance required hereby. If in the opinion of the LAC, insurance provisions in these requirements do not provide adequate protection for the LAC and for members of the public, the LAC may require CONTRACTOR to obtain insurance sufficient in coverage, form and amount to provide adequate protection.

Required Coverages

Without expense to the LAC, effective prior to or on the date of service, commencement of the lease or contract, or date of occupancy, whichever shall first occur, during the full term of lease, contract or other services to the LAC, CONTRACTOR shall obtain and cause to be kept in force the following Insurance Coverages, when determined by LAC to be applicable:

Commercial General Liability or Aviation General Liability (as applicable)

•	Contracts, services, and leases

Automobile Liability

•	Contracts, services, and leases

Comprehensive Airline Liability

•	Passenger and cargo airlines

Aircraft Liability

•	All persons owning, leasing, using, or maintaining aircraft

Hangar Keepers Liability

•	Hangar leases

Worker’s Compensation & Employer’s Liability

•	Contracts, services, and leases

Professional Liability

•	Professional services, construction contracts, and technology-related services Builder’s Risk

•	Construction contracts

Cyber Liability

•	Technology-related services

Property Insurance

•	Leases

The required minimum limits of coverage are attached as Exhibit C-1.

Other Insurance Provisions

1.	Liability Coverage

a.

The LAC is to be added as an “Additional Insured” with respect to liability arising out of activities performed by or on behalf of the CONTRACTOR, products and completed operations of the CONTRACTOR, and premises owned, occupied or used by the CONTRACTOR. The coverage shall contain no special limitations on the scope of protection afforded to the LAC.

b.

The insurance coverage of the CONTRACTOR shall be primary insurance with respect to the LAC. Any insurance or self-insurance maintained by the LAC shall be in excess of the CONTRACTOR insurance and shall not contribute with it.

c.	Any failure to comply with reporting provisions of the policy shall not affect coverage provided to the LAC.

d.	The CONTRACTOR’S insurance shall apply separately to each insured against whose claim is made or suit is brought, except to the limits of the insured’s liability.

2.	Property Coverage

When applicable, CONTRACTOR shall maintain All-Risk Property Insurance covering Improvements and any other interests of CONTRACTOR, including CONTRACTOR’S equipment, inventory and other property located on LAC property, insuring against perils typically covered by property insurance in an amount equal to the full replacement value of all such property. The LAC reserves the right to approve any policy deductible of more than TEN THOUSAND AND 00/100 DOLLARS ($10,000.00), and to require a lower deductible when determined to be in the best interest of the LAC. Replacement value is to be re-established every two (2) years during the term hereof. The policy shall name or be endorsed to name LAC, its successors or assigns as “Loss Payee” as interests may appear.

3.	Claims Made Policies

Claims Made policies are not acceptable except with respect to applicable coverages, such as Professional Liability and Cyber Liability. When acceptable, Claims Made coverage must be maintained during the course of the contract/project and up to two (2) years after completion and acceptance of the work.

4.	Access to Networks/Data

CONTRACTORS with access to LAC networks or personal data must carry cyber liability coverage for damages arising from a failure of computer security, or wrongful release of private information including expenses for notification as required by local, state or federal guidelines.

5.	Waiver of Subrogation

The CONTRACTOR’S insurers shall agree to waive any right of subrogation, which any insurer may acquire against the LAC by virtue of the payment of any losses arising from work performed by the CONTRACTOR for the LAC.

6.	Sub-Contractors and Sub-Tenants

CONTRACTOR shall include all sub-contractors or sub-tenants as additional insureds under its policies or require any sub-contractors or sub-tenants to comply with all minimum insurance requirements as applicable. CONTRACTOR shall be required to furnish to the LAC Certificates of insurance for each sub-contractor or sub-tenant upon request.

7.	Acceptability of Insurers

Insurance is to be placed with insurers licensed and authorized to do business in the State of Louisiana with a current A.M. Best’s rating of no less than A: VII, unless otherwise acceptable to the LAC.

8.	Verification of Coverage

CONTRACTOR shall provide the LAC a Certificate(s) of Insurance evidencing that all coverages, limits and endorsements required herein or as amended by contract are maintained and in full force and effect. The certificates for each insurance policy are to be signed by a person authorized by that insurer to provide evidence of coverage on its behalf. Certificates of

Insurance similar to the ACCORD form are acceptable. The LAC will not accept Memorandums of Insurance or Binders as proof of insurance. The LAC reserves the right to require complete, certified copies of all required insurance policies at any time.

9.	Notice of Cancellation

CONTRACTOR is responsible for ensuring that LAC is provided at least thirty (30) days written notification prior to any policy being suspended, voided, canceled, non-renewed or reduced in coverage or in limits.

10.	Subrogation

Anything herein to the contrary notwithstanding, CONTRACTOR shall not assign to any insurer by way of subrogation, or otherwise, any rights of action that CONTRACTOR may have against LAC for any loss to any of CONTRACTOR’S property in or on said premises covered in insurance. LAC shall not assign to any insurer by way of subrogation, or otherwise, any right of action that LAC may have against CONTRACTOR for any loss to LAC’s property or other improvements on said premises covered by insurance.

NOTHING HEREIN CONTAINED SHALL PROHIBIT THE LAC FROM WAIVING ANY INSURANCE COVERAGE REQUIREMENTS WHERE THERE IS NO RISK INVOLVED AND WHERE THERE IS DEMONSTRATED TO THE LAC, IN WRITING, THAT THERE IS NO COVERAGE NECESSARY.

ADOPTED THE 13th DAY OF JULY, 2022.

LESSEE: PHI AVIATION, LLC			LAFAYETTE AIRPORT COMMISSION

By:	/s/ James Hinch	By:	/s/ John E. Herbert
	James Hinch, Chief Operations Officer		John E. Herbert, Chairman

EXHIBIT C-1

LAFAYETTE REGIONAL AIRPORT MINIMUM INSURANCE LIMITS

AIRSIDE OPERATIONS
As Applicable
Commercial/Aviation General Liability	NON-SIDA	SIDA
	$1,000,000 Per Occurrence	$5,000,000 Per Occurrence
	$2,000,000 Aggregate	$10,000,000 Aggregate
Refueling Operations	$10,000,000 Per Occurrence
Business Automobile Liability	NON-SIDA	SIDA
	$1,000,000 Combined Single Limit	$5,000,000 Combined Single Limit
Worker’s Compensation	Statutory
Employer’s Liability	$1,000,000 Accident/Policy/Employee
The Security Identification Display Area (SIDA) is limited to the aircraft operator terminal building operations area, including the baggage make-up area, and expanded to include cargo operations, adjacent ramp aprons, and the airport’s fuel farm.
NON- AIRSIDE OPERATIONS
As Applicable
Commercial General Liability	$1,000,000 Per Occurrence
$2,000,000 Aggregate
Business Automobile Liability	$1,000,000 Combined Single Limit
Workers’ Compensation	Statutory
Employers’ Liability	$1,000,000 Accident/Policy/Employee
OTHER LIMITS AS APPLICABLEPER CONTRACT/SERVICE
Aircraft Liability
Combined Single Limit	$5,000,000 Per Occurrence
Comprehensive Airline Liability
Passenger Airlines Up To 60,000 GTW	$100,000,000 Per Occurrence
Passenger Airlines Above 60,000 GTW	$500,000,000 Per Occurrence
Cargo Airlines Up To 60,000 GTW	$50,000,000 Per Occurrence
Cargo Airlines Above 60, 000 GTW	$250,000,000 Per Occurrence
Professional Liability	$1,000,000 Per Occurrence
$2,000,000 Aggregate
Environmental/Pollution Liability	$1,000,000 Per Occurrence
Builder’s Risk	100% Completed Value
Cyber Liability	$1,000,000 Per Occurrence
Property	I 00% Replacement Cost
Hangar Keepers Liability	100% Value of Aircraft/Equipment
Limits can be met with any combination. of primary and excess coverage. Limits shown are minimum requirements. Higher required limits may be warranted and are determined on a case-by-case basis at the sole discretion of the LAC.

30

EXHIBIT D

CERTIFICATE(S) OF INSURANCE

(ATTACH COPY)

31

Willis Towers Watson Northeast, Inc. 5 Concourse Pkwy, 18th Floor, Atlanta, GA 30328 Telephone: (404) 224-5000 Fax: (404) 224-5001

CERTIFICATE OF INSURANCE

Issued on behalf of Insurers by

Willis Towers Watson Northeast, Inc.

5 Concourse Pkwy, 18th Floor

Atlanta, GA 30328

Telephone (404) 224-5000, Fax (404) 224-5001

This Certificate of Insurance cancels and replaces Certificate of Insurance PHI-0303 dated 07/01/2023.

This is to certify to:

Lafayette Airport Commission

200 Terminal Drive, Suite 200

Lafayette, LA 70508

(Sometimes referred to herein as the Certificate Holder(s))

that the Insurers listed below, each for their own part and not one for the other, are providing the following insurance:

NAMED INSURED(s):	PHI Group, Inc., PHI Aviation, LLC, PHI Health, LLC, and any subsidiary or affiliated company now in existence or hereinafter acquired or created and any other company under PHI GROUP, INC.’s control or in which it assumes active management and PHI GROUP, INC.’s interest in any joint ventures or partnerships.

ADDRESS: 2001 SE Evangeline Thruway, Lafayette, lA 70509

POLICY PERIOD: July 1, 2023 to July 1, 2024 both days at 00:01 Local Standard Time at the address of the Named Insured.

COVERAGES:

ALL RISKS (GROUND AND FLIGHT) AIRCRAFT HULL INSURANCE                                                      HULL VALUE: As held on file

Coverage applies to the Aircraft including the propulsion system and equipment usually installed in or on the Aircraft (1) while installed in or on the Aircraft; (2) while temporarily removed from the Aircraft prior to being installed; and (3) while removed from the Aircraft for replacement until such time as replacement has commenced at which time the replacement part shall be considered a part of the Aircraft

AVIATION HULL WAR AND ALLIED PERILS INSURANCE                                                                      HULL WAR VALUE: As held on file

Aviation Hull War and Allied Perils as per Form LSW555D, including, but not limited to, threats against the aircraft or its passengers or crew made during currency of the policy; or ransom following kidnap of passengers and crew, following hijacking only, Extra Expenses incurred following confiscation, or hijacking of the aircraft.

COMPREHENSIVE AVIATION LIABILITY INSURANCE                                                                              LIABILITY LIMIT: $50,000,000.

Including, but not limited to: Comprehensive General Liability, Bodily Injury and Property Damage to Third Parties, Passenger Liability, Personal Injury Liability, Contractual Liability, Passengers’ Checked and Unchecked Baggage, Premises, Products, Ground Hangar keepers and Completed Operations Liabilities, Limited Sudden and Accidental Pollution (if caused by a crash, fire explosion, collision or a recorded in flight emergency causing abnormal aircraft operation), Excess Automobile, and Employers’ and Cargo Legal Liabilities.

War Risk Liability AVN52E Extended Coverage Endorsement (Aviation Liabilities): $50,000,000.

Auto Legal Liability: $25.000.000 excess of$1.000.000 (Primary)

Employers Liability Insurance: $25.000.000 Excess of $3.000.000 (Primary)

REFER TO THE POLICY. AN ANNUAL AGGREGATE LIMIT APPLIES TO SOME COVERAGES.

GEOGRAPHICAL LIMITS: Worldwide (including Gulf of Mexico)

AIRCRAFT INSURED: Any aircraft owned, used, maintained and/or operated by the Named Insured.

CONTRACTS: Agreement between the Named insured(s) and the Certificate Holder(s) (hereinafter, the ‘Contract(s)’).

Certificate No.: PHI-0303-A

Willis Towers Watson Northeast, Inc. 5 Concourse Pkwy, 18th Floor, Atlanta, GA 30328 Telephone: (404) 224-5000 Fax: (404) 224-5001

SPECIAL PROVISION(S)

Subject always to the scope of the policies noted above and all the policies’ declarations, insuring agreements, definitions, terms, conditions, limitations, exclusions, deductibles, warranties and endorsements thereof remaining paramount: Solely as respects: (i) The Coverage(s) noted above; (ii) the Contract(s) (and then only to the extent of the Named Insured’s obligation to provide insurance under the terms of the Contract(s)); and (iii) the operations of the Named Insured; the following provision(s) apply(ies):

The use of the terms “Additional Insured” I “Additional Insureds”, when used in the context of coverages other than Liability Coverage(s), are solely for the purpose of identifying parties and does not, by virtue of the use of these terms, convey any benefits or rights not provided for under the policies.

Solely as respects Liability Coverage(s): The Certificate Holder(s) and their directors, officers, employees, agents and assigns are included as Additional Insureds (collectively, the Additional insureds, individually, an Additional Insured) as their respective interests may appear, warranted no operational interest.

Solely as respects Liability Coverage(s): Such insurance as is afforded the Named Insured under the policies applies to liability assumed by the Named Insured under the Contract(s), but only to the extent of the coverage otherwise afforded under the policies.

As respects all Coverage(s): Insurers waive their rights of subrogation against the Additional Insureds, but only to the same extent that the Named Insured has waived its rights by its agreement to indemnify the Additional Insureds in the Contract(s).

As respects all Coverage(s): If such insurance is canceled for any reason whatsoever, or if any change is made in the policy that reduces the amount of insurance or the coverage certified hereunder to the Certificate Holders or if such insurance is allowed to lapse for nonpayment of premium, Insurers agree that such cancellation, change or lapse shall not be effective as to any Additional Insured until thirty (30) days (seven (7) days or such shorter period as may be customary in the case of Aircraft Hull War Risks and Allied Perils Insurance and Extended Coverage Endorse!Tient (Aviation Liabilities)) after receipt by the Certificate Holders of written notice from the Insurers of such cancellation, change or lapse.

This Certificate of Insurance is issued as summary of the insurances under the policies noted above and confers no rights upon the Certificate Holders as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.

This certificate or verification of insurance is not an insurance policy and does not amend, extend or alter the coverage afforded by the policies listed herein. Notwithstanding any requirement, term, or condition of any contact or other document with resPect to which this certificate or verification of insurance may be issued or may pertain, the insurance afforded by the policies described herein is subject to all terms, exclusions, limitations and conditions of such policies (including, but not limited to an Electronic Date Recognition Exclusion Clause, and a related Electronic Date Recognition Exclusion Limited Coverage Endorsement; copies of which will be made available on request).

/s/ Jason Klevens	November 1, 2023
Jason Klevens, Authorized Representative	Issue Date

Certificate No.: PHI-0303-A

Willis Towers Watson Northeast, Inc. 5 Concourse Pkwy, 18th Floor, Atlanta, GA 30328 Telephone: (404) 224-5000 Fax: (404) 224-5001

SECURITY SHEET

POLICY TERM: July 1, 2023 to July 1, 2024 on both dates at 12:01 A.M. Local Standard Time at the address of the Named Insured.

AVIATION HULL AND LIABILITY COVERAGE

Allianz Global Risks US Insurance Company	A1GA000392023AM	20.0%
Financial Rating: AM Best“A+”:

Starr Indemnity & Liability Company through Starr Aviation	SASICOM60016723-13	9.5%
Financial Rating: AM Best “A”

National Union Fire Insurance Company of Pittsburgh Pa.	FQ 013468409-07	9.0%
Through AIG Aerospace Insurance Services, Inc.
Financial Rating: AM Best “A”

Old Republic Insurance Company through Old Republic Aerospace	AVC 003084-12	12.5%
Fincincial Rating: AM Best “A+”

United States Insurance Group through one or more Member Companies of USAIG	SIHL2-3235	4.5%
Columbia Insurance Company Rating: A++ Ace
American Insurance Company Rating: A++

Underwriters at Uoyd’s & certain Insurance Companies through Willis Limited, London	B080125366A23	44.5%
	Total	100.0%

EXCESS LIABILITY COVERAGE

National Union Fire Insurance Company of Pittsburgh Pa.	EX 013468507-04	100%
Through AIG Aerospace Insurance Services, Inc.
Financial Rating: AM Best “A”

*	Excess Liability Policy applies to Contract Specific Aircraft Only

SEVERAL LIABILITY NOTICE

The subscribing insurers’ obligations under contracts of insurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing insurers are not responsible for the subscription of any co-subscribing insurer who for any reason does not satisfy all or part of its obligations.

Certificate No.: PHI-0303-A

CERTIFICATE OF LIABILITY INSURANCE Page 1 of 1 DATE (MM/DD/YYYY)
11/01/2023
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.
IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsements).
PRODUCER
Willis Towers Watson Northeast, Inc. c/o 26 Century Blvd
P.O. Box 305191
Nashville, TN 372305191 USA CONTACT NAME Towers Watson Certificate Center
PHONE (A/C. No. Ext): 1-877-945-7378 FAX (A/C. No.): 1-888-467-2378
ADDRESS: certificates @ willis. com
INSURER(S) AFFORDING COVERAGE NAIC#
INSURER A: Starr Indemnity & Liability Company 38318
INSURED
Aviation, LLC
2001 SE Evangeline Thruway
Lafayette, LA 70509 INSURERS:
INSURER C:
INSURER D :
INSURER E:
INSURERF:
COVERAGES CERTIFICATE NUMBER: W30957511 REVISION NUMBER:
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
INSR LTR TYPE OF INSURANCE ADDL
INSD SUBR
WVQ POLICY NUMBER POLICY EFF (MM/DD/YYYY) POLICY EXP (MM/DD/YYYY) LIMITS
DESCRIPTION OF OPERATIONS I LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)
This Voids and Replaces Previously Issued Certificate Dated 05/08/2023 WITH ID: W28932338.
Certificate Holder is included as an Additional Insured as respects to Auto Liability.
Waiver of Subrogation applies in favor of Lafayette Airport Commission with respects to Auto Liability and Workers Compensation, as permitted by law.
COMMERCIAL GENERAL LIABILITY EACH OCCURRENCE $
CLA1MS-MADE OCCUR DAMAGE TO RENTED PREMISES (Ea occurrence) $
MED EXP (Any one person) $
PERSONAL & ADV INJURY $
GEN’L AGGREGATE LIMIT APPLIES PER: GENERAL AGGREGATE $
POLICY | JECT LOC
OTHER: PRODUCTS - COMP/OP AGG $
s
A AUTOMOBILE LIABILITY Y X 1000600322231 05/01/2023 05/01/2024 COMBINED SINGLE LIMIT (Ea accident) $ 1,000,000
X ANY AUTO BODILY INJURY (Per person) $
OWNED
AUTOS ONLY
HIRED
AUTOS ONLY SCHEDULED AUTOS NON-OWNED AUTOS ONLY BODILY INJURY (Per accident) $
PROPERTY DAMAGE (Per accident) $
‘$
UMBRELLA LIAB
EXCESS LIAB OCCUR
CLA1MS-MADE EACH OCCURRENCE $
AGGREGATE $
DEO (-RETENTION $ $
A WORKERS COMPENSATION
AND EMPLOYERS* LIABILITY Y , N
anyproprietor/partner/executive | OFF1CER/MEMBEREXCLUDED?
(Mandatory in NH)
If yes, describe under
DESCRIPTION OF OPERATIONS below N/A X 100 0003858 05/01/2023 05/01/2024 PER OTH-
| STATUTE ER
E.L. EACH ACCIDENT $ 3,000,000
E.L. DISEASE - EA EMPLOYEE $ 3,000,000
E,L. DISEASE - POLICY LIMIT $ 3,000,000
A Workers Compensation &
Employers Liability “ WT
Per Statute Y 100 0003654 05/01/2023 05/01/2024 E.L. Each Accident
E-L. Disease- Ea Emp1
E.L. Disease-Pel Lmt $3,000,000
$3,000,000
$3,000,000
CERTIFICATE HOLDER CANCELLATION
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
Lafayette Airport Commission
222 Tower Drive
Lafayette, LA 70508 AUTHORIZED REPRESENTATIVE
© 1988-2016 ACORD CORPORATION. All rights reserved.
ACORD 25 (2016/03) The ACORD name and logo are registered marks of ACORD
sR ID: 24908623 BATCH: 3193812

CERTIFICATE OF LIABILITY INSURANCE
Page 1 of 1 DATE (MM/DD/YYYY)
11/01/2023
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.
IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsements).
PRODUCER
Willis Towers Watson Northeast, Inc, c/o 26 Century Blvd
P.O. Box 305191
Nashville, IN 372305191 USA
CONTACT NAME Willis Towers Watson Certificate Center
PHONE (A/C. No. Ext):1-877-945-7378 FAX(A/C.No): 1-888-467-2378
E-MAIL
ADDRESS: certificates@willis.com
INSURER(S) AFFORDING COVERAGE
NAIC#
INSURER A: Starr Indemnity & Liability Company
38318
INSURED
PHT Aviation, LLC
2001 SE Evangeline Thruway
Lafayette, LA 70509
INSURER B:
INSURER C:
INSURER D :
INSURER E :
INSURER F:
COVERAGES CERTIFICATE NUMBER: W30957510 REVISION NUMBER:
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
INSR LTR
ADDL
TYPE OF INSURANCE INSD
SUBR
WVD
POLICY NUMBER
POLICY EFF (MM/DD/YYYY)
POLICY EXP (MM/DD/YYYY}
LIMITS
COMMERCIAL GENERAL LIABILITY
EACH OCCURRENCE
$
CLAlMS-MADE
OCCUR
DAMAGE TO RENTED PREMISES (Ea occurrence)
$
MED EXP (Any one person)
$
PERSONAL & ADV INJURY
$
GEN’L AGGREGATE LIMIT APPLIES PER;
GENERAL AGGREGATE
$
POLICY PRO Ject LOC
OTHER:
PRODUCTS - COMP/OP AGG
$
$
A
AUTOMOBILE LIABILITY
Y
Y
1000600322231
05/01/2023
05/01/2024
COMBINED SINGLE LIMIT (Ea accident)
$ 1,000,000
X
ANY AUTO
BODILY. INJURY (Per person)
$
OWNED AUTOS ONLY HIRED
AUTOS ONLY
SCHEDULED AUTOS
NON-OWNED AUTOS ONLY
BODILY INJURY (Per accident)
$
PROPERTY DAMAGE (Per accident)
$
$
UMBRELLALIAB EXCESS LIAB
OCCUR
CLAIMS-MADE
EACH OCCURRENCE
$
AGGREGATE
$
DED RETENTIONS
$
A
WORKERS COMPENSATION
AND EMPLOYERS’ LIABILITY Y / N
ANYPROPRIETOR/PARTNER/EXECUTJVE
OFFICER/MEMBEREXCLUDED?
(Mandatory in NH)
If yes, describe under
DESCRIPTION OF OPERATIONS below
N/A
100 0003858
05/01/2023
05/01/2024
PER OTH-
STATUTE 1 ER
EL. EACH ACCIDENT
$ 3,000,000
EL. DISEASE - EA EMPLOYEE
$ 3,000,000
E.L. DISEASE - POLICY LIMIT
$ 3,000,000
A
Workers Compensation &
Employers Liability - WI
Per Statute
100 0003654
05/01/2023
05/01/2024
E.L, Each Accident
E.L. Disease- Ea Empl
E.L. Disease-Pol Lmt
$3,000,000
$3,000,000
$3,000,000
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required) This Voids and Replaces Previously Issued Certificate Dated 05/03/2023 WITH ID; W28896815.
Certificate Holder is included as an Additional Insured as respects to Auto Liability.
Waiver of Subrogation applies in favor of Additional Insured with respects to Auto Liability.
CERTIFICATE HOLDER CANCELLATION
LAFAYETTE AIRPORT COMMISSION
LAFAYETTE REGIONAL AIRPORT
222 Jet Ranger X Drive
Lafayette, LA 70508 SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
AUTHORIZED REPRESENTATIVE
© 1988-2016 ACORD CORPORATION. All rights reserved.
ACORD 25 (2016/03) The ACORD name and logo are registered marks of ACORD sr ID: 24908623 batch: 3193812

CERTIFICATE OF LIABILITY INSURANCE
Page 1 of 2 DATE (MM/DD/YYYY)
03/16/2023
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.
IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder. in lieu of such endorsement(s).
PRODUCER
Willis Towers Watson Northeast, Ina. c/o 26 Century Blvd
P.O- Box 305191
Nashville, TN 372305191 USA
CONTACT NAME: Willis Towers Watson Certificate Center
1-877-945-7378 (Ac.No) 1-888-467-2378
E-MAIL ADDRESS: certificates@willis.com
ADDRESS: certificates@wxllis.com
INSURER(S) AFFORDING COVERAGE
NAIC#
INSURER A: Zurich American Insurance Company
16535
INSURED
PHI Group, Inc.
2001 SE Evangeline Thruway
Lafayette, LA 70509
INSURER B :
INSURER C:
INSURER D :
INSURER E :
INSURER F:
COVERAGES CERTIFICATE NUMBER: W28337204 REVISION NUMBER:
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
INSR
LTR
TYPE OF INSURANCE
ADDLSUBR
INSD WVD
POLICY NUMBER
POLICY EFF
(MM.’DDfYYYY)
POLICY EXP
(MM/DD/YYYY}
LIMITS
COMMERCIAL GENERAL LIABILITY
EACH OCCURRENCE
$
CLAIMS-MADE
OCCUR
DAMAGE TO RENTED PREMISES (Ea occurrence)
$ .
MED EXP (Any one person)
$
PERSONAL & ADV INJURY
$
GEN’L AGGREGATE LIMIT APPLIES PER:
GENERAL AGGREGATE
s
POLICY | I JECT | | LOC
OTHER:
PRODUCTS - COMP/OP AGG
$
$
AUTOMOBILE LIABILITY
COMBINED SINGLE LIMIT (Ea accident)
$
ANY AUTO
BODILY INJURY (Per person)
$
OWNED AUTOS ONLY HIRED
AUTOS ONLY
SCHEDULED
AUTOS NON-OWNED AUTOS ONLY
BODILY INJURY (Per accident)
$
PROPERTY DAMAGE (Per accident)
$
$
UMBRELLA LIAB
EXCESS LIAB
OCCUR
C LAI MS-MADE
EACH OCCURRENCE
$.
AGGREGATE
$
DED RETENTIONS
$ ‘
WORKERS COMPENSATION
AND EMPLOYERS’ LIABILITY y /N
ANYPROPRIETOR/PARTNER/EXECUTIVE 1
OFFICER/MEMBEREXCLUDED?
(Mandatory tn NH)
if yes, describe under
DESCRIPTION OF OPERATIONS below
N/A
PER OTH-
STATUTE | ER
E.L EACH ACCIDENT
$
E.L. DISEASE-EA EMPLOYEE
$
EJ_. DISEASE - POLICY LIMIT
$
A
Property
PPR6738778-09
02/01/2023
02/01/2024
See Below
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required) This Voids and Replaces Previously Issued Certificate Dated 02/14/2023 WITH ID: W28072325. SEE ATTACHED
CERTIFICATE HOLDER CANCELLATION
Lafayette Airport Commission
200 Terminal Drive - Suite 200
LafayetteA LA 70508
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
AUTHORIZED REPRESENTATIVE
© 1988-2016 ACORD CORPORATION. AU rights reserved. ACORD 25 (2016/03) The ACORD name and logo are registered marks of ACORD
SR ID; 23877389 batch: 2895505
ACORD 101 (2008/01) © 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD
SR ID: 23877389 BATCH:2895505 CERT: W28337204

AGENCY CUSTOMER ID:
LOC #:
ADDITIONAL REMARKS SCHEDULE
Page
2
of
2
AGENCY
Willis Towers Watson Northeast, Inc.
NAMED INSURED
PHI Groupf Inc.
2001 SE Evangeline Thruway
Lafayette, LA 70509
POLICY NUMBER
See Page 1
CARRIER
See Page 1
NAIC CODE
See Page 1
EFFECTIVE DATE: See Page 1
ADDITIONAL REMARKS
THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM,
FORM NUMBER’25FORM TITLE: Certificate of Liability Insurance
Buildings: Blanket Limit $50,000,000
Business Personal Property: Blanket Limit $250,000
Buildings: Deductible $250,000
Business Personal Property: Deductible $250,000
Other deductibles may apply as per policy terms and conditions.
Certificate holder is included as Lessee Payee.
ACORD 101 (2008/01)
© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD
SR ID: 23877389    BATCH:2895505 CERT: W28337204

CARRIER PARTICIPATION SCHEDULE

Effective 02/01/2023 – 02/01/2024

Insurer	Policy Number	Layer	Participation	NAIC #	AM Best Rating
All Risk Property
Zurich American Insurance Company	PPR6738778-09	Primary $10M	50%	16535	A+g XV Stable Oct 01, 2021
AIG Specialty Insurance Company	35803254	Primary $10M	50%	26883	Ar XV Stable Oct 07, 2021
Starstone Specialty Insurance Company	H85806220CSP	$15M xs $10M	33%	44776	A- g XI Stable Jan 28, 2022
Hallmark Specialty Insurance Company	73PRX23B185	$15M xs $10M	16.7%	26808	A- p VIII Negative Nov 16, 2021
Bridgeway Insurance Company	7EA7XP1001909-01	$15M xs $10M	33%	12489	20-3901790
Endurance American Specialty Insurance Company	ESP30001496602	$15M xs $10M	16.7%	41718	A+g XV Stable Sep 02, 2021
Lloyd’s Underwriter Syndicate No 4020 ARK	(UMR) B080122066U23	$25M xs $25M	5.0%	-	-
Lloyd’s Underwriter Syndicate No. 3902 NOA	(UMR) B080122066U23	$25M xs $25M	5.0%	-	NR Apr 09, 2019
Lloyd’s Underwriter Syndicate No. 0382 HDU	(UMR) B080122066U23	$25M xs $25M	5.0%	-	NR Apr 06, 2011
HCC International Insurance Company PLC	B080122066U23	$25M xs $25M	60%	-	NR May 11, 2010
Fidelis Underwriting Limited	B080122066U23	$25M xs $25M	25%	-	Ag XV Stable Jul 16, 2021

PHI Group, Inc.
Lafayette Airport
Schedule of Insured Values

*Occupancy	*Street Address	*City	*State Code	*Zip	*Total TIV
Celeron Bldg./Fixed Wing Hanger Value required by LFT Airport Commission as of 1/2/22: $1,352,480	119 Shepard Drive	Lafayette	LA	70508-2149	1,352,480
Old Commercial Hanger / Heliport Value required by LFT Airport Commission as of 1/2/22: $1,652,048	200 Jet Ranger X Drive	Lafayette	LA	70508	1,652,048
Training - Computers & Flight Simulators Value required by LFT Airport Commission as of 1/2/22: $2,134,467	2001 SE Evangeline Thruway	Lafayette	LA	70509	2,134,467
Administration Value required by LFT Airport Commission as of 1/2/22: $5,570,156 **Square footage is total of Admin, hangars and hanger support.**	2001 SE Evangeline Thruway	Lafayette	LA	70508	5,570,156
Mechanical Equipment Bldg Value required by LFT Airport Commission as of 1/2/22: $214,580 (exclusive of installed mechanical equipment that services LFT Complex)	2001 SE Evangeline Thruway	Lafayette	LA	70508	214,580
Facilities Maintenance Value required by LFT Airport Commission as of 6/28/13: $729,768	2001 SE Evangeline Thruway	Lafayette	LA	70508	729,768
Steam Wash Value required by LFT Airport Commission as of 5/29/13: $166,641	2001 SE Evangeline Thruway	Lafayette	LA	70508	166,641
Blasting Value required by LFT Airport Commission as of 1/2/22: $349,759	2001 SE Evangeline Thruway	Lafayette	LA	70508	349,759
Hazardous Materials Value required by LFT Airport Commission as of 1/2/22: $166,158	2001 SE Evangeline Thruway	Lafayette	LA	70508	166,158
Chemical Storage Drum Storage Shed Value required by LFT Airport Commission as of 1/2/22: $35,471	2001 SE Evangeline Thruway	Lafayette	LA	70508	35,471
Guard House #1 Value required by LFT Airport Commission as of 5/16/11: $9,720	2001 SE Evangeline Thruway	Lafayette	LA	70508	9,720
Guard House #2 Value required by LFT Airport Commission as of 5/16/11: $9,720	2001 SE Evangeline Thruway	Lafayette	LA	70508	9,720
Light Ship Hanger Value required by LFT Airport Commission as of 1/2/22: $2,493,519	2001 SE Evangeline Thruway	Lafayette	LA	70508	2,493,519
Hangar Support- Value required by LFT Airport Commission as of 1/2/22: $3,199,815	2001 SE Evangeline Thruway	Lafayette	LA	70508	3,199,815
Heavy Ship Hangar Value required by LFT Airport Commission as of 1/2/22: $2,019,659	2001 SE Evangeline Thruway	Lafayette	LA	70508	2,019,659
Warehouse & Shops **Mezzanine of 7,000 sq ft** Value required by LFT Airport Commission as of 1/2/22: $12,981,305	2001 SE Evangeline Thruway	Lafayette	LA	70508	12,981,305
Pretreatment Value required by LFT Airport Commission as of 1/2/22: $137,669	2001 SE Evangeline Thruway	Lafayette	LA	70508	137,669
Two (2) 40 ft. Storage Containers **Leased from v. 14345 Pac-Vac** Property coverage of $6,000 per container required by lease.	2001 SE Evangeline Thruway	Lafayette	LA	70508	12,000

EXHIBIT E

ENVIRONMENTAL POLICY

AT LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

The Lafayette Airport Commission (LAC), in the best interest of the Lafayette Regional Airport (LRA) has adopted this Environmental Policy. The guidelines herein approved are for all properties leased by the LAC. This Policy is established to achieve uniformity of leases, where possible, on similar type properties, as well as a commonality of operation of the similar type properties on the LRA, and, as a guideline for direction to the LAC staff relative to formation of leases and their operation. The utilization of this Environmental Policy will benefit the LRA and its users as envisioned by the LAC.

I.	Definitions

The term “Premises” means the property that is the subject of this Lease.

The term “Environmental Law” means any one or all of the following, now in existence or, as may be hereafter adopted, modified or amended,: (i) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601, et seq.; (ii) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; (iii) the Water Pollution and Control Act, 33 U.S.C. § 1251 et seq.; (iv) the Toxic Substance Control Act, 15 U.S.C. § 2601, et seq.; (v) the Safe Drinking Water Act, 42 U.S.C. § 300h, et seq.; (vi) the Clean Water Act, 33 U.S.C. § 1251, et seq.; (vii) the Clean Air Act, 42 U.S.C. § 7401, et seq.; (viii) the regulations promulgated under any of the foregoing; and (ix) any other law, regulation, rule, order, policy, or ordinance (whether enacted by federal, state, or local government) now in effect concerning the regulation or protection of the environment, including the ambient air, groundwater, surface water, and land use, including substrata land.

The term “Contaminant” means any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, or contaminant, as defined or referred to in (i) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601, et seq.; (ii) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; (iii) the Water Pollution and Control Act, 33 U.S.C. § 1251 et seq.; (iv) the Toxic Substance Control Act, 15 U.S.C. § 2601, et seq.; (v) the Safe Drinking Water Act, 42 U.S.C. § 300h, et seq.; (vi) the Clean Water Act, 33 U.S.C.§ 1251, et seq.; (vii) the Clean Air Act, 42 U.S.C. § 7401, et seq.; (viii) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136, et seq.; (ix) the Hazardous Materials Transportation Act, 49 U.S.C. § 5101, et seq. (x) those substances listed in the United States Department of Transportation Table (49 C.F.R. § 172.101) or by the Environmental Protection Agency as hazardous substances (40 C.F.R., part 302); (xi) the regulations promulgated thereunder; and (xii) any other laws, regulations and ordinances (whether enacted by the local, state or federal government) now in existence or, as may be hereafter adopted, modified or amended, that deal with the regulation or protection of human health and the environment, including the ambient air, groundwater, surface water, and land use, including substrata land.

The term “Mold” shall mean microscopic organisms or fungi that can grow in damp conditions in the interior of a building.

The terms “Release” and “Discharge” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of any Contaminant at, into, onto, or migrating from or onto the Premises, air, waters, subsurface water or ground, directly or indirectly, regardless of whether the result of an intentional or unintentional action or omission.

The term “Environmental Documents” shall mean all environmental documentation concerning the Premises, or its environs, in the possession or under the control of LESSEE, including but not limited to, plans, reports, correspondence, and submissions.

The term “Governmental Authority” or “Governmental Authorities” shall mean the federal, state, parish or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom.

Where a statute, code, regulation, rule, order, ordinance, directive or requirement defines any of these terms more broadly than another, the broader definition shall apply.

II.	General Requirements

LESSEE shall, at LESSEE’s own expense, promptly comply with: (i) each and every Environmental Law currently or hereafter existing, as may be amended, applicable to the Premises, LESSEE, LESSEE’s use of or operations at the Premises, or all of them; (ii) the requirements of any regulatory insurance body; and (iii) the requirements of any insurance carrier insuring the Premises (hereinafter collectively referred to as “Requirements”). LESSEE shall comply with the Requirements regardless of whether compliance (a) results from any condition, event or circumstance existing on or after the commencement of the Lease term (but excluding any condition, event or circumstance caused by LAC or any employee, agent, contractor or invitee of LAC); (b) interferes with LESSEE’ s use or enjoyment of the Premises; or (c) requires structural or non-structural repairs or replacements (but without limiting or modifying LAC’s maintenance, repair or restoration obligations set forth in the Lease). The failure to mention any specific statute, ordinance, rule, code, regulation, order, directive or requirement shall not be construed to mean that LESSEE was not intended to comply with such statute, ordinance, rule, code, regulation, order, directive or requirement.

III.	Specific Requirements

The obligations imposed upon LESSEE in the following paragraphs are in addition to the above General Requirements and are not intended to limit, but to expand upon, the obligations imposed upon LESSEE under the General Requirements.

If LESSEE, or any person for whom LESSEE is liable, violates a provision of this Environmental Policy, is responsible in whole or in part for a Release, commits any act or omission which expands the scope of existing contamination of the Premises, or any part thereof, the underlying groundwater, or any property adjacent to the Premises, or violates or allegedly violates any Environmental Law, then LESSEE will promptly, at LESSEE’s expense, take all investigatory and/or remedial action (hereinafter collectively referred to as “Remediation”) as directed or required by any Governmental Authority that is necessary to fully clean up, remove, and dispose of such Contaminants and shall do so in compliance with all Environmental Laws. LESSEE will also repair any damage to the Premises and any other affected portion(s) of the LRA caused by such contamination and/or Remediation for which LESSEE is responsible.

In the event of a dispute between LAC and LESSEE with respect to liability for a Release (other than a Release claimed to have migrated onto the Premises or other air, waters, subsurface water or ground from a location outside of the Premises), LESSEE shall have the burden to prove that the Contaminants were not Released by LESSEE, or by any person for whom LESSEE is liable, and failing to carry such burden, LESSEE shall be responsible, at LESSEE’s own expense, to assess, investigate, sample and remediate such Contaminants, pay all filing fees, post any security required for such environmental compliance, and take all other action required with respect to such Contaminants and environmental compliance.

LESSEE shall permit LAC and its representatives access to the Premises, from time to time, to conduct an environmental assessment, investigation, or sampling of the Premises, at LAC’s expense, to confirm LESSEE’s compliance with the terms of this Environmental Policy. LAC shall also have the right to require that LESSEE hire, at LESSEE’s expense, an environmental consultant satisfactory to LAC to undertake sampling at the Premises sufficient to determine whether Contaminants have been Released during the Lease term.

If underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment are installed on the Premises by or for LESSEE (collectively, “Storage Tanks”) then LESSEE shall, at its sole cost and expense, install, use, monitor, operate, maintain, upgrade and manage appropriate insurance, implement reporting procedures, properly close, and take or cause to be taken all other actions necessary or required under Environmental Law, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of any and all such Storage Tanks in compliance with all applicable Environmental Laws and to LAC’s satisfaction. LESSEE shall not install any Storage Tanks including any aboveground storage tank having a volume greater than 55 gallons at the Premises without the prior written consent of LAC, which LAC may grant or withhold in its sole discretion. Upon demand of LAC, LESSEE shall remove, at LESSEE’s own expense, all Storage Tanks installed by or for LESSEE upon the expiration or earlier termination of the Lease, and in so doing, LESSEE shall comply with all closure requirements and other requirements of Environmental Laws. LESSEE will also repair any damage to the Premises and any other affected portion(s) of the LRA caused by such removal or closure.

LESSEE shall promptly notify LAC of any Release of which LESSEE has knowledge, which may exist in, on, under or about, or may be migrating from or onto the Premises. Additionally LESSEE shall immediately provide to LAC written notice of any investigation or claim arising out of a Release at the Premises, a violation of any provision of this Environmental Policy, or an alleged violation of any Environmental Law, and shall keep LAC fully advised regarding the same.

Promptly upon receipt by LESSEE or a LESSEE representative, LESSEE shall deliver to LAC all documents regarding the use of Contaminants on the Premises and all Environmental Documents, except to the extent any such documentation is protected by attorney-client privilege or work-product privilege.

LAC retains the right to participate in any Remediation and/or legal action affecting the Premises involving Release or arising from LESSEE’s actual or alleged violation of any provision of this Environmental Policy or Environmental Law. Notwithstanding anything to the contrary set forth in the Lease, in the event LESSEE is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, then, at LAC’s discretion, LAC shall have the right (but without any obligation to do so), upon notice to LESSEE, to perform such activities at LESSEE’s expense, and all reasonable sums incurred by LAC shall be billed to LESSEE on a monthly invoice to be paid by LESSEE, as additional rental, in accordance with LAC’s Accounts Receivable Payment and Collection Policy.

Should any assessment, investigation or sampling reveal the existence of any Contaminants in, on, under, or about, or migrating from or onto the Premises as a result of a Release by LESSEE, or by any person for whom LESSEE is liable, during the Lease term, then, in addition to such event constituting a default by LESSEE under this Lease, and LAC having all rights and remedies available to LAC under this Lease and by law by reason of such default, LESSEE shall, at LESSEE’s own expense, in accordance with all Requirements, undertake all action required by LAC and any Governmental Authority, including, but not limited to, promptly obtaining and delivering to LAC an unconditional written determination by the Louisiana Department of Environmental Quality that there are no Contaminants present at the Premises or at any other site to which a Release by LESSEE, or by any person for whom LESSEE is liable, originating at the Premises migrated, or that any Contaminants present at the Premises or that have migrated from the Premises as a result of such Release, have been remediated in accordance with all applicable Requirements (“No Further Action Letter”). In no event shall any of LESSEE’s remedial action involve engineering or institutional controls, a use restriction, a groundwater classification exception area or well restriction area. Promptly upon completion of all required investigatory and remedial activities due to any such Release, LESSEE shall, at LESSEE’s own expense, and to LAC’s satisfaction, restore the affected areas of the Premises from any damage or condition caused by the investigatory or remedial work.

Because Mold spores are present essentially everywhere and Mold can grow in almost any moist location, LESSEE acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation, and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of Mold (collectively, “Mold Prevention Practices”). Without limiting its obligations, LESSEE, at its expense, shall keep and maintain the Premises in good order and condition in accordance with Mold Prevention Practices and acknowledges that the control of moisture and prevention of Mold within the Premises are integral to its obligations under this Lease. Without limiting the foregoing, LESSEE, at its expense, shall immediately notify LAC if it observes, suspects or has reason to believe that any of the following exists or has occurred at the Premises: (a) Mold growth, mildew, or any other condition that reasonably can be expected to cause or result from Mold, including observed or suspected instances of water damage, condensation, seepage, leaks or any other water penetration (from any source, internal or external), (each, a “Mold Condition”); or (b) repeated complaints of respiratory ailments or eye irritation by LESSEE’s employees or any other occupants of the Premises, or any notice from a Governmental Authority of complaints regarding the indoor air quality at the Premises. LESSEE shall, at LESSEE’s own expense, remediate and, to LAC’s satisfaction, restore the affected areas of the Premises from any damage or condition caused by any Mold which results from a condition under the LESSEE’s control.

If LESSEE fails to remediate all Contaminants for which LESSEE is responsible and deliver to LAC an unconditional No Further Action Letter, or fails to remediate the Mold and restore the affected areas of the Premises from any damage or condition caused by Mold which results from a condition under LESSEE’s control (other than Mold for which LAC is responsible), and deliver to LAC an unconditional written determination by an environmental consultant satisfactory to LAC that such remediation and restoration has occurred (the “Mold Clearance”), prior to the expiration or earlier termination of the Lease, LAC may consider LESSEE to be considered a holdout lessee in possession of the Premises, as set forth in the Lease, until such time as LESSEE delivers to LAC the No Further Action Letter or Mold Clearance, as applicable, and otherwise fulfills its obligations to LAC under this Environmental Policy. If LAC elects not to consider LESSEE to be a holdout lessee in possession of the Premises, then LESSEE shall nevertheless be obligated to promptly obtain and deliver to LAC any applicable No Further Action Letter or Mold Clearance and otherwise fulfill all of the obligations of LESSEE set forth in this Environmental Policy and such obligations shall survive the expiration or earlier termination of the Lease.

In the event asbestos-containing material or presumed asbestos-containing material (hereinafter collectively referred to as “ACM”) is found to exist in the Premises, LESSEE understands that it is very important that ACM not be disturbed. Notwithstanding anything in the Lease to the contrary, no cleaning, repair, maintenance, modification, improvement, or addition of or to any portion of the Premises containing ACM shall be performed by LESSEE’s employees, contractors, agents, or invitees without prior written consent of LAC. It is specifically understood and agreed by LESSEE that: (1) the written consent of LAC shall not be construed to place upon LAC any responsibility or liability whatsoever for the cleaning, repair, maintenance, modification, improvement, or addition; (2) the written consent of LAC shall not relieve LESSEE of its responsibilities under this Environmental Policy; and (3) LESSEE agrees to defend, indemnify, and hold harmless LAC, as provided this Environmental Policy, from all claims resulting from the cleaning, repair, maintenance, modification, improvement, or addition of any portion of the Premises containing ACM by LESSEE’s employees, contractors, agents or invitees.

LESSEE acknowledges that Louisiana Pollutant Discharge Elimination System (“LPDES”) Permit #LAR05Ml52 for stormwater Discharges due to industrial activities, LPDES Permit #LAR041025 for Discharges from Small Municipal Separate Stormwater Sewer system (sMS4), and LPDES Permit #LAG750655 for Discharges of vehicle and equipment wash water (hereinafter collectively referred to as the “Permits”) are issued to LAC as the permittee. LAC agrees that LESSEE shall be allowed to operate on the Premises under the Permits; provided, however, LESSEE agrees to conduct its operations in accordance with the Permits, LAC’s Stormwater Pollution Prevention Plan, LAC’ s Stormwater Management Program, and any LPDES permits issued to LESSEE.

LESSEE shall notify LAC in advance of all meetings scheduled between LESSEE or LESSEE’s representatives and any Governmental Authority pertaining to the environmental condition of the Premises, and LAC’s commissioners, employees, agents, and representatives, including but not limited to, legal counsel and environmental consultants and engineers, shall have the right to attend and participate in all such meetings.

At no expense to LAC, LESSEE shall promptly provide all information and sign all documents reasonably requested by LAC with respect to compliance with Requirements (other than any such information protected by attorney-client privilege); however, this shall not in any way be deemed to impose upon LAC any obligation to comply with any Requirement.

LESSEE shall not commence or alter any operations at the Premises prior to: (i) obtaining all permits, registrations, licenses, certificates and approvals from all Governmental Authorities required pursuant to any Requirements; and (ii) delivering a copy of each permit, registration, license, certificate and approval to LAC, together with a copy of the application upon which such permit, registration, license, certificate, or approval is based.

LESSEE shall indemnify, defend, and hold harmless LAC, its commissioners, employees, representatives, and agents, from and against any and all liability, claims, demands, actions, damages, losses, penalties, costs, and expenses (including, without limitation, all reasonable attorney’s fees) caused in whole or in part by an act or omission of LESSEE, its officers, employees, representatives, and agents, in connection with: (i) a Release; (ii) contamination of, or adverse effects on, the environment; (iii) a Mold Condition; (iv) violation of any Environmental Law; or (v) violation of this Environmental Policy. LESSEE’s obligations under this paragraph include, but are not limited to costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of a Contaminant located on the Premises or present in the soil or groundwater on, under or about the Premises, or a Mold Condition located at the Premises.

LESSEE acknowledges that LAC makes no warranties or representations regarding the environmental or natural resources condition of the Premise and that Lessee has inspected the environmental and natural resources condition of the Premises and accepts the Premises in “AS IS” condition, upon taking possession.

This Environmental Policy shall survive the expiration or earlier termination of the Lease. Without limiting any other remedy available to LAC under the Lease or the Requirements, LESSEE’s failure to abide by the terms of this Environmental Policy shall be restrainable or enforceable, as the case may be, by injunction.

ACKNOWLEDGED:

Date:	10-28-2023

PHI AVIATION, LLC

By:	/s/ James Hinch
James Hinch, Chief Operations Officer

EXHIBIT F

PHASE I ENVIRONMENTAL SITE ASSESSMENT

[Contained in USB drive attached hereto]

EXHIBIT G

NONDISCRIMINATION

As used in these Nondiscrimination provisions, “Contractor” shall mean LESSEE, “the contract” shall mean the Lease, and “sponsor” shall mean the LAC.

A.	General Provisions

This contract is made subject to the provisions of Part 21 of the Regulations of the Secretary of Transportation (49 C.F.R. 21.1, et seq.) and the Federal Aviation Administration’s Airport Sponsor Assurances, which require that the Contractor, in exercising any of the rights or privileges herein granted to it, shall not on the grounds of race, color, or national origin discriminate or permit discrimination against any person or group of persons in any manner prohibited by Part 21 of the Regulation of the Secretary of Transportation. Lafayette Airport Commission is hereby granted the right to take such action, anything to the contrary herein notwithstanding, as the United States may direct to enforce this nondiscrimination covenant.

Contractor agrees that it will furnish its services on a fair, equal and not unjustly discriminatory basis to all users thereof and will charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided that Contractor may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar types of price reductions to volume purchasers as provided by Part 21 of Department of Transportation Regulations and Paragraph 22 of the Grant Agreement between Lafayette Airport Commission and the Federal Aviation Administration.

Contractor assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to ensure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Contractor assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this Subpart. The Contractor assures that it will require that its covered suborganizations provide assurances to the Contractor that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

B.	Federal Aviation Administration Provisions

1.	General Civil Rights Provisions

In all its activities within the scope of its airport program, the Contractor agrees to comply with pertinent statutes, Executive Orders, and such rules as identified in Title VI List of Pertinent Nondiscrimination Acts and Authorities to ensure that no person shall, on the grounds of race, color, national origin (including limited English proficiency), creed, sex (including sexual orientation and gender identity), age, or disability be excluded from participating in any activity conducted with or benefiting from Federal assistance.

This provision is in addition to that required by Title VI of the Civil Rights Act of 1964.

The above provision binds the Contractor and subcontractors from the bid solicitation period through the completion of the contract.

2.	Compliance With Nondiscrimination Requirements

During the performance of this contract, the Contractor, for itself, its assignees, and successors in interest (hereinafter referred to as the “Contractor”), agrees as follows:

a.

Compliance with Regulations: The Contractor (hereinafter includes consultants) will comply with the Title VI List of Pertinent Nondiscrimination Acts and Authorities, as they may be amended from time to time, which are herein incorporated by reference and made a part of this contract.

b.

Nondiscrimination: The Contractor, with regard to the work performed by it during the contract, will not discriminate on the grounds of race, color, national origin (including limited English proficiency), creed, sex (including sexual orientation and gender identity), age, or disability in the selection and retention of subcontractors, including procurements of materials and leases of equipment. The Contractor will not participate directly or indirectly in the discrimination prohibited by the Nondiscrimination Acts and Authorities, including employment practices when the contract covers any activity, project, or program set forth in Appendix B of 49 CFR part 21.

c.

Solicitations for Subcontracts, including Procurements of Materials and Equipment: In all solicitations, either by competitive bidding or negotiation made by the Contractor for work to be performed under a subcontract, including procurements of materials, or leases of equipment, each potential subcontractor or supplier will be notified by the Contractor of the contractor’s obligations under this contract and the Nondiscrimination Acts and Authorities on the grounds of race, color, or national origin.

d.

Information and Reports: The Contractor will provide all information and reports required by the Acts, the Regulations, and directives issued pursuant thereto and will permit access to its books, records, accounts, other sources of information, and its facilities as may be determined by the Sponsor or the Federal Aviation Administration to be pertinent to ascertain compliance with such Nondiscrimination Acts and Authorities and instructions. Where any information required of a contractor is in the exclusive possession of another who fails or refuses to furnish the information, the Contractor will so certify to the Sponsor or the Federal Aviation Administration, as appropriate, and will set forth what efforts it has made to obtain the information.

e.

Sanctions for Noncompliance: In the event of a Contractor’s noncompliance with the non-discrimination provisions of this contract, the Sponsor will impose such contract sanctions as it or the Federal Aviation Administration may determine to be appropriate, including, but not limited to:

i.	Withholding payments to the Contractor under the contract until the Contractor complies; and/or

ii.	Cancelling, terminating, or suspending a contract, in whole or in part.

f.

Incorporation of Provisions: The Contractor will include the provisions of paragraphs one through six in every subcontract, including procurements of materials and leases of equipment, unless exempt by the Acts, the Regulations, and directives issued pursuant thereto. The Contractor will take action with respect to any subcontract or procurement as the Sponsor or the Federal Aviation Administration may direct as a means of enforcing such provisions including sanctions for noncompliance. Provided, that if the Contractor becomes involved in, or is threatened with litigation by a subcontractor, or supplier because of such direction, the Contractor may request the Sponsor to enter into any litigation to protect the interests of the Sponsor. In addition, the Contractor may request the United States to enter into the litigation to protect the interests of the United States.

3.	Clauses for Construction/Use/Access To Real Property Acquired Under the Activity, Facility or Program

The following clauses will be included in deeds, licenses, leases, permits, or similar instruments entered into by the Sponsor pursuant to the provisions of the Airport Improvement Program grant assurances:

a.

The Contractor for itself/himself/herself, its/his/her heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that (1) no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land, and the furnishing of services thereon, no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that the Contractor will use the premises in compliance with all other requirements imposed by or pursuant to the List of discrimination Acts And Authorities.

b.

With respect to contracts, in the event of breach of any of the above nondiscrimination covenants, Lafayette Airport Commission will have the right to terminate the contract and to enter or re-enter and repossess said land and the facilities thereon, and hold the same as if said contracts had never been made or issued.

4.	Title VI List of Pertinent Nondiscrimination Acts and Authorities

During the performance of this contract, Contractor, for itself, its assignees, and successors in interest (hereinafter referred to as the “Contractor”) agrees to comply with the following non-discrimination statutes and authorities; including but not limited to:

•	Title VI of the Civil Rights Act of 1964 (42 USC § 2000d et seq., 78 stat. 252) (prohibits discrimination on the basis of race, color, national origin);

•	49 CFR part 21 (Non-discrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964);

•

The Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, (42 USC § 4601) (prohibits unfair treatment of persons displaced or whose property has been acquired because of Federal or Federal-aid programs and projects);

•	Section 504 of the Rehabilitation Act of 1973 (29 USC § 794 et seq.), as amended (prohibits discrimination on the basis of disability); and 49 CFR part 27;

•	The Age Discrimination Act of 1975, as amended (42 USC § 6101 et seq.)

•	(prohibits discrimination on the basis of age);

•	Airport and Airway Improvement Act of 1982 (49 USC§ 471, Section 47123), as amended (prohibits discrimination based on race, creed, color, national origin, or sex);

•

The Civil Rights Restoration Act of 1987 (PL I 00-209) (broadened the scope, coverage and applicability of Title VI of the Civil Rights Act of 1964, the Age Discrimination Act of 1975 and Section 504 of the Rehabilitation Act of 1973, by expanding the definition of the terms “programs or activities” to include all of the programs or activities of the Federal-aid recipients, sub-recipients and contractors, whether such programs or activities are Federally funded or not);

•

Titles II and III of the Americans with Disabilities Act of 1990, which prohibit discrimination on the basis of disability in the operation of public entities, public and private transportation systems, places of public accommodation, and certain testing entities (42 USC §§ 12131 - 12189) as implemented by U.S. Department of Transportation regulations at 49 CFR parts 37 and 38;

•	The Federal Aviation Administration’s Nondiscrimination statute (49 USC § 47123) (prohibits discrimination on the basis of race, color, national origin, and sex);

•

Executive Order 12898, Federal Actions to Address Environmental Justice in Minority Populations and Low-Income Populations, which ensures nondiscrimination against minority populations by discouraging programs, policies, and activities with disproportionately high and adverse human health or environmental effects on minority and low-income populations;

•

Executive Order 13166, Improving Access to Services for Persons with Limited English Proficiency, and resulting agency guidance, national origin discrimination includes discrimination because of limited English proficiency (LEP). To ensure compliance with Title VI, you must take reasonable steps to ensure that LEP persons have meaningful access to your programs (70 Fed. Reg. at 74087 to 74100);

•	Title IX of the Education Amendments of 1972, as amended, which prohibits you from discriminating because of sex in education programs or activities (20 USC 1681 et seq).

EXHIBIT H

SECURITY REQUIREMENTS AT LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

LESSEE certifies to the Lafayette Airport Commission that it understands, can and will comply with the requirements of the currently effective Transportation Security Administration (TSA) Airport Security Program for Lafayette Regional Airport. Further, LESSEE certifies that it understands that such security program requirements constitute a continuing obligation and condition of the Lease and must be maintained throughout the Term of the Lease for all of LESSEE’s operations at the LRA and all of LESSEE’s employees, whenever assigned to duties or functions at the LRA.

Accordingly, LESSEE certifies to the Lafayette Airport Commission that a background check will be completed, to the extent required by the Lafayette Regional Airport Security Program, on each individual who will be in any locale on the Lafayette Regional Airport having access to either the Air Operating Area (AOA), Security Identification Display Area (SIDA) or secured area.

Additionally, each individual who qualifies, as set forth in the current Lafayette Regional Airport Security Program and the Lafayette Airport Commission Ordinance No. 80-2, will be required to comply with badging procedures for specific area of access. The cost of badging of all of LESSEE’s employees and the accountability for badges issued will be assumed by the LESSEE.

ACKNOWLEDGED:

Date:	10/28/2023

PHI AVIATION, LLC

By:	James Hinch
James Hinch, Chief Operations Officer